UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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BROADCOM INC.
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NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date:	April 22, 2024
Time:	4:00 p.m. Pacific Time
Place:	3421 Hillview Avenue, Palo Alto, California 94304
Record Date:	February 22, 2024
Items of Business:	1. To elect each of the nine director nominees until the next annual meeting of stockholders or until their successors have been elected.
2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Broadcom for the fiscal year ending November 3, 2024.
3. To hold an advisory vote to approve the named executive officer compensation.
4. To transact any other business as may properly come before the meeting or any postponements or adjournments to the meeting.
Vote via the Internet You can vote your shares online at www.proxyvote.com

Vote by Telephone In the U.S. or Canada, you can vote by calling (800) 690-6903

Vote by Mail Complete, sign, date and return your proxy card in the postage- paid envelope

These items of business are described more fully in the accompanying Proxy Statement. On or about February 26, 2024, we are mailing to Broadcom’s stockholders at the close of business on the Record Date a Notice of Internet Availability of Proxy Materials.
Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we hope you will vote as soon as possible via the Internet, by telephone or by mail to ensure you are represented at the Annual Meeting. Instructions for using these voting methods are set forth on the proxy card or the Notice of Internet Availability of Proxy Materials.
Important notice of internet availability of proxy materials:
The notice of meeting, Proxy Statement and 2023 Annual Report are available at https://investors.broadcom.com.
By Order of the Board,

Hock E. Tan
Director, President and Chief Executive Officer
February 26, 2024

This proxy statement contains forward-looking statements that are based on current expectations and projections about future events. These forward-looking statements should be considered in light of the uncertainties that affect our business under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 29, 2023 and subsequent filings filed with the Securities and Exchange Commission.
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LETTER FROM THE CHAIRMAN OF THE BOARD
Dear Broadcom stockholders:
On behalf of the entire Board, I want to thank you for your continued investment in and support of Broadcom. I also want to provide you with several updates in connection with the upcoming Annual Meeting.
Fiscal 2023 Financial Performance
In fiscal 2023, Broadcom generated record revenue, operating income and free cash flow. This strong performance reflects the dynamic expansion of our footprint in generative AI, growth of our semiconductor solutions business despite the cyclical slowdown in the semiconductor industry and continued expansion of our infrastructure software business.
We are proud of our continued growth and top-of-the-market performance. We are ranked third among S&P 500 companies for total stockholder return over the past ten years and we became the 10th-most valuable U.S. company based on market capitalization in December 2023. More broadly, from Broadcom’s initial public offering in 2009 through fiscal 2023, we have increased our market capitalization value from $3.8 billion to $346.0 billion.
VMware Acquisition
We are thrilled to have completed the VMware acquisition in November 2023, which brings us closer to achieving our long-term strategic goal of building the world’s leading infrastructure technology company. Our executive officers demonstrated strong leadership and exerted tremendous effort in fiscal 2023 to complete this acquisition in the midst of a challenging regulatory and geopolitical environment.
Board Composition
In February 2024, the Board appointed Kenneth Hao as a member of the Board. Mr. Hao brings to the Board valuable experience as chairman and managing partner of Silver Lake and deep knowledge of the software industry at a time when integrating the VMware business and employees is a top priority for Broadcom.
Raul Fernandez has decided not to stand for re-election upon the expiration of his term at the Annual Meeting. We thank Mr. Fernandez for his invaluable contribution to Broadcom and the Board.
Succession Planning
We consider CEO and senior management succession planning to be one of the Board’s primary responsibilities and the Board is actively engaged in this area. We have a CEO succession plan in place that we believe would minimize disruption in our business and preserve operational continuity should the need arise to implement this plan.
Executive Compensation
The Board takes a thoughtful, disciplined and well-governed approach to executive compensation that is not a “one-size-fits-all” approach and reflects Broadcom’s transformation from a semiconductor company into a leading infrastructure technology company. Broadcom also operates in industries where there is fierce competition for critical talent and increasing interest in our CEO and executives due to their successful track record.
To retain and motivate Hock Tan, President and CEO, and Charlie Kawwas, President, Semiconductor Solutions Group, the independent members of the Board granted Mr. Tan and the Compensation Committee granted Dr. Kawwas performance stock unit (PSU) awards in fiscal 2023 that require (i) achievement of formidable stock price performance hurdles and (ii) continued service over a five-year vesting period.
Mr. Tan’s fiscal 2023 PSU award was front-loaded to cover the market-based value of both his annual cash and long-term incentive opportunities over a period of five years. Dr. Kawwas’ fiscal 2023 PSU award was also front-loaded to cover the market-based value of his annual long-term incentive opportunities over a period of five years. The annualized GAAP value of these PSU awards was in line with our compensation peer group benchmarks. During the five-year vesting period, we do not intend to grant annual equity awards to Mr. Tan and Dr. Kawwas and Mr. Tan will not be eligible to receive annual cash incentive payouts because these PSU awards were front-loaded.
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These PSU awards are 100% at risk and deliver value to Mr. Tan and Dr. Kawwas only if our stockholders receive significant and sustained value appreciation. Additional disclosure on the methodology and design of these PSU awards is provided below in “Compensation Discussion and Analysis.”
Stockholder Engagement and Responsiveness
Although we have a steady history of robust engagement with our stockholders, the level of support received for our Say-on-Pay proposal at last year’s annual meeting indicated that we should increase the level of our stockholder engagement on executive compensation and we have intentionally done so.
At these meetings, our stockholders acknowledged our executive officers’ extraordinary performance in growing stockholder value, but also provided feedback on the incremental PSU award granted to Mr. Tan in fiscal 2022. In response to the feedback, the Board and the Compensation Committee have made commitments regarding special performance awards outside the regular annual equity grant cycle. More information about our response is provided below in “Stockholder Engagement.”
Your continued support and vote is important to us. We hope that our actions convey an unwavering pursuit of sustainable future excellence consistent with expectations built on our remarkable achievements to date. We encourage you to read this Proxy Statement and vote your shares.
Sincerely,

Henry Samueli, Ph.D.
Chairman of the Board
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PROXY STATEMENT SUMMARY
Your proxy is being solicited by the Board of Directors of Broadcom Inc. (the “Board”) in connection with the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). We are making the Notice of Internet Availability of Proxy Materials (the “Internet Notice”), this proxy statement (the “Proxy Statement”) with the proxy card and our Annual Report on Form 10-K for the fiscal year ended October 29, 2023 (the “2023 Annual Report”) available to stockholders at the close of business on February 22, 2024 (the “Record Date”) on or about February 26, 2024. This summary highlights information contained elsewhere in this Proxy Statement. We encourage you to review the entire Proxy Statement before voting.
Unless the context otherwise requires, references in this Proxy Statement to “Broadcom,” “we,” “our,” “us” and similar terms are to Broadcom Inc.
PROPOSALS AND BOARD RECOMMENDATIONS
Proposal		Board Recommendation	Page
1.	To elect each of the nine director nominees until the next annual meeting of stockholders or until their successors have been elected	For each director nominee	17
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Broadcom for the fiscal year ending November 3, 2024	For	23
3.	To hold an advisory vote to approve the named executive officer compensation	For	26
DIRECTOR NOMINEES
Name	Independent
Diane M. Bryant
Gayla J. Delly
Kenneth Y. Hao
Eddy W. Hartenstein (Lead Independent Director)
Check Kian Low
Justine F. Page
Henry Samueli, Ph.D. (Chairman of the Board)
Hock E. Tan (President & CEO)
Harry L. You

See “Board of Directors” below for more information about the Director Nominees.
FISCAL 2023 FINANCIAL HIGHLIGHTS
In fiscal 2023, we achieved record revenue of $35.8 billion, operating income of $16.2 billion and free cash flow of $17.6 billion despite the cyclical slowdown in the semiconductor industry. We also returned to our stockholders an aggregate of $13.5 billion via cash dividends and our stock repurchase program.
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Total Stockholder Return and Return of Capital
Our total stockholder return (“TSR”) continues to significantly outperform the S&P 500 and our compensation peer group. Over the five fiscal year period through 2023, we delivered TSR of 351% and our market capitalization increased from $103.6 billion to $346.0 billion.
In addition, our strong cash flow in fiscal 2022 enabled us to return an aggregate of $13.5 billion to our stockholders during fiscal 2023, consisting of $7.7 billion in cash dividends and $5.8 billion under our stock repurchase program. We also paid $1.9 billion for the elimination of shares withheld to cover employee withholding taxes due upon the vesting of net settled equity awards. Our strong free cash flow in fiscal 2023 enabled us to increase our quarterly common stock dividend to $5.25 per share in our first quarter of fiscal 2024, an increase of 14% over the quarterly dividend paid in fiscal 2023.

* TSR assumes $100 investment in Broadcom common stock on the last trading day of fiscal 2018 and reinvestment of dividends.
Financial Performance

* See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.
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FISCAL 2023 NAMED EXECUTIVE OFFICER COMPENSATION
Our executive compensation program is designed to reward our executive officers for growing and sustaining stockholder value consistent with our strategic plan, align the interests of our executive officers with the interests of our stockholders, and attract, motivate and retain critical talent in a highly competitive talent market.
Consistent with the philosophy and objectives of our executive compensation program, 96% of our Chief Executive Officer’s (“CEO”) and 94% of our other named executive officers’ (“NEOs”) average target total direct compensation in fiscal 2023 is comprised of variable compensation with a majority tied to stock price, as shown in the charts below.
The short-term incentives and the long-term incentives in the form of performance stock unit (“PSU”) awards granted to our NEOs in fiscal 2023 were subject to challenging and rigorous goals to achieve record financial results and significantly increase stockholder value.
See “Compensation Discussion and Analysis — Elements of Fiscal 2023 Executive Compensation Program — Long-Term Incentive Compensation” below for more information about the equity awards granted to our NEOs in fiscal 2023.

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CORPORATE GOVERNANCE
We are committed to strong corporate governance and have designed our corporate governance framework to support the long-term interests of our stockholders, as well as our workforce, customers and communities. Some of our key governance practices include the following:
Proxy access	Annual review of Board refreshment and composition
Ability to call special meetings by two or more stockholders holding at least 10% of outstanding shares	Separate Chairman and CEO roles, with a Lead Independent Director
No supermajority voting requirements for bylaw amendments	Strong independent Board — 8 of 9 nominees are independent
No “poison pill”	Annual election of all directors
Annual say-on-pay vote	Majority vote for directors in uncontested election
Robust stock ownership guidelines for all executive officers and directors	Independent directors regularly meet in executive session
Anti-hedging and anti-pledging policy for employees and directors	Active CEO and senior management succession review
Robust stockholder engagement program	Annual Board and committee evaluations
CODE OF ETHICS AND BUSINESS CONDUCT
Our Board has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) that is applicable to all members of our Board, employees, including our executive officers, and contractors. The Code of Ethics guides us in how we conduct our business and work with each other, and reflects our values, standards and expectations. Any amendments to or waivers given to our executive officers or directors under the Code of Ethics will be disclosed on our website to the extent required under the applicable Securities and Exchange Commission (“SEC”) rules.
A copy of the Code of Ethics is available in the “Investor Center — Corporate Governance — Documents” section of our website or upon request to: Investor Relations, Broadcom Inc., 3421 Hillview Avenue, Palo Alto, California 94304.
CORPORATE GOVERNANCE GUIDELINES
Our Board has adopted the Corporate Governance Guidelines that cover various topics relating to our Board and its activities. A copy of the Corporate Governance Guidelines is available in the “Investor Center — Corporate Governance — Documents” section of our website or upon request to: Investor Relations, Broadcom Inc., 3421 Hillview Avenue, Palo Alto, California 94304. Some of the governance best practices included in the Corporate Governance Guidelines are set forth below.
Protections Against Overboarding
To ensure that our directors are not over-committed and have sufficient time to fulfill their duties and responsibilities on our Board effectively, directors may not serve on more than four other public company boards without prior approval, except that a director who also serves as the chief executive officer of a public company should not serve on more than two public company boards in addition to our Board. The Nominating, Environmental, Social and Governance Committee (the “NESG Committee”) regularly reviews the commitments of our directors, including the number of other public company directorships.
When considering any requests to serve on additional public company boards, our Board, with the NESG Committee, carefully reviews such director’s prior time and attention to our Board and ability to continue to dedicate sufficient time to fulfill the responsibilities required as a member of our Board. Our Board also considers such director’s contributions to our Board, our full Board’s skill and diversity composition and whether such director’s service with the other public company boards will impact service on our Board and the committees on which the director is a member, including if the other public company is a special purpose acquisition company.
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Resignation Offered with Significant Job Change
Any director who retires from or terminates his or her present employment or who materially changes his or her position is required to submit an offer of resignation as a director of our Board. This provides our Board the opportunity to evaluate whether the individual should continue to sit on our Board in light of the director’s new occupational status. Our Board, following review by the NESG Committee, may invite any such director to remain a director if our Board determines that continued access to such director’s knowledge, skills and experience is in the best interests of Broadcom and our stockholders.
Resignation Offered at Age 75
Our Board does not currently believe that a mandatory retirement age for non-employee directors is necessary and that continued service by a particular director may be in the best interests of Broadcom and our stockholders. However, when a non-employee director reaches the age of 75 years, the director is required to offer such director’s resignation to our Board, to be effective as of the next annual meeting of stockholders. This allows our Board to evaluate the composition and needs of our Board and determine whether continued service of such director is in the best interests of Broadcom and our stockholders, taking into consideration that it is important to have directors who understand our business, operations, technology, strategy and industry.
STOCK OWNERSHIP GUIDELINES
The Compensation Committee has put in place robust stock ownership guidelines for our non-employee directors and executive officers as outlined below:
Position	Stock Ownership
Non-Employee Director	5x Annual Cash Retainer
CEO	6x Base Salary
Other Executive Officers	3x Base Salary
Shares owned outright or beneficially owned in a trust, as well as unvested restricted stock unit (“RSU”) awards and earned-but-unvested PSU awards count towards achieving the stock ownership guidelines. Shares subject to outstanding stock options awards do not count towards achieving the stock ownership guidelines.
Our non-employee directors and executive officers are expected to satisfy the applicable stock ownership guidelines within five years of the date on which they become a director or an executive officer and hold at least such minimum value in shares of common stock while they remain a director or an executive officer.
Based on the closing price of Broadcom common stock on the Record Date, all of our non-employee directors and executive officers have met the level of ownership in our stock ownership guidelines.
ANTI-HEDGING AND TRADING RESTRICTIONS
Our insider trading policy prohibits our directors and employees, including our executive officers, from hedging or pledging our securities, making short sales or trading in derivative securities related to our securities.
CEO AND SENIOR MANAGEMENT SUCCESSION PLANNING
Our Board is actively engaged and involved in CEO and senior management succession planning. Our Board discusses CEO succession planning at least bi-annually. Our Board has developed an interim contingency and a longer-term CEO succession plan. The interim contingency plan would utilize internal candidates and become effective in the event our CEO unexpectedly becomes unable to perform his duties, in order to minimize disruption to the business and preserve operational continuity. The longer-term CEO succession plan is currently focused on the development of internal candidates, as well as on maintaining business and operational continuity. In addition, our Board, with our CEO and Vice President of Human Resources, regularly discusses senior management succession planning and reviews the composition of senior management. Our Board reviews the qualifications and experience of the potential successors and the development priorities and achievements of the potential successors. Our Board also engages with the potential internal successors at least annually at Board meetings and in less formal settings.
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CORPORATE SOCIAL RESPONSIBILITY
Our Board, through the NESG Committee, oversees our environment, climate, diversity and inclusion, governance and human rights in the supply chain matters, including our corporate social responsibility and sustainability program and initiatives. The NESG Committee receives quarterly updates from management on these matters and regularly updates our Board. Our Board also reviews our annual Environmental, Social and Governance Report.
In February 2024, we published our Environmental, Social and Governance Report for fiscal 2023 (the “Report”). In the Report, we discuss our fiscal 2023 corporate social responsibility and sustainability program and initiatives, including our products that help our customers with sustainability, our human rights program within our supply chain, our talented and dedicated workforce and our environmental impact. We also disclosed in the Report our progress in reducing our Scope 1 and Scope 2 greenhouse gas emissions in line with the UN Paris Agreement and Science Based Targets Initiative goal to limit global warming to 1.5º Celsius above pre-industrial levels.
We prepared the Report leveraging the Global Reporting Initiative (GRI) Sustainability Reporting Standards (core option), the Sustainability Accounting Standards Board (SASB) Semiconductors and Software & IT Services Industry Standards and the framework developed by the Task Force on Climate-Related Financial Disclosures (TCFD).
Additional information about our corporate social responsibility and sustainability program and initiatives is in the Report, which is located in the Corporate Citizenship and the Investor Center sections of our website. The Report and our website are not part of or incorporated by reference into the Proxy Statement.
STOCKHOLDER ENGAGEMENT
Our Board values open and ongoing engagement with our stockholders to develop a better understanding of our stockholders’ views on various matters, including executive compensation, succession planning, risk oversight and sustainability. Our Compensation Committee Chair, together with representatives from the Legal and Human Resources teams, annually engage with our stockholders in a robust stockholder engagement program.
Prior to the 2023 annual meeting, we contacted our stockholders representing over 54% of our common stock outstanding and engaged with stockholders representing 49% of our common stock outstanding. Our Chairman of the Board, Lead Independent Director and Compensation Committee Chair, along with representatives from the Legal and Human Resources teams, participated in these meetings. A variety of topics, including risk management and succession planning, were discussed in these meetings; however, the primary topic was executive compensation.
We increased our engagement with our stockholders in fiscal 2023 and met with our stockholders after the 2023 annual meeting due to the level of support the Say-on-Pay proposal received at the 2023 annual meeting. More information about our engagement with our stockholders and our Board’s response to our stockholders’ feedback is provided below in “Stockholder Engagement.”
We also continue to engage with our stockholders on the progress of our corporate social responsibility and sustainability program and initiatives.
STOCKHOLDER COMMUNICATIONS WITH OUR BOARD
You may communicate with our Board at the following address:
Board of Directors
Broadcom Inc.
c/o Chief Legal and Corporate Affairs Officer
3421 Hillview Avenue
Palo Alto, California 94304
Communications are distributed to our Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will be excluded, but will be made available to any director upon request.
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BOARD OF DIRECTORS
Our Board oversees the conduct of our business by senior management and risk management, provides guidance on strategic and business planning, is principally responsible for succession planning for our CEO and senior management, and ensures that the long-term interests of stockholders are being served.
BOARD MEMBERSHIP
Our Board is currently comprised of ten directors: Diane M. Bryant, Gayla J. Delly, Raul J. Fernandez, Kenneth Y. Hao, Eddy W. Hartenstein, Check Kian Low, Justine F. Page, Henry Samueli, Ph.D., Hock E. Tan and Harry L. You. Mr. Hao was appointed to our Board in February 2024.
Mr. Fernandez is not standing for re-election and will serve on our Board until the Annual Meeting. At the Annual Meeting, the size of our Board will be reduced to nine directors.
DIRECTOR INDEPENDENCE
Our Board annually reviews the independence of each director and nominee and considers whether such individual has a material relationship with Broadcom that could compromise their ability to exercise independent judgment in carrying out their responsibilities. For the purpose of assessing a director’s independence, our Board reviewed transactions and relationships between Broadcom and an entity where a director or nominee serves as a director, executive officer and/or is the beneficial owner, directly or indirectly, of such entity, or where a director or nominee for director serves on a non-employee advisory board of or in a non-employee advisory capacity to such an entity.
Our Board has determined that Dr. Samueli, Mses. Bryant, Delly and Page, and Messrs. Hao, Hartenstein, Low and You, representing eight of our nine director nominees, are currently “independent” directors. Mr. Tan, who serves as our President and CEO, is not deemed an “independent” director. Our Board has determined that Mr. Fernandez, who will serve as a director until the Annual Meeting, is also an “independent” director.
BOARD LEADERSHIP STRUCTURE
Our Board currently believes that Broadcom and our stockholders are best served by a Board leadership structure in which the roles of the CEO and the Chairman of the Board are held by different individuals, and that there be a Lead Independent Director if the Chairman is not independent. Under this structure, our CEO is generally responsible for setting Broadcom’s strategic direction and for the day-to-day management of our operations. The independent Chairman and/or the Lead Independent Director, as applicable, provides strong independent leadership to assist our Board in fulfilling its oversight role of management and our risk management practices, approves the agenda for Board meetings and presides over Board meetings and over the meetings of our independent directors in executive session. Our Board annually reviews its leadership structure to determine whether it continues to best serve Broadcom and our stockholders. Currently, Mr. Tan serves as our President and CEO, Dr. Samueli serves as our independent Chairman of the Board and Mr. Hartenstein serves as our Lead Independent Director. Our Board has decided to continue the current leadership structure and division of responsibilities.
DIRECTOR NOMINATIONS
In accordance with the Corporate Governance Guidelines, our Board seeks individuals to serve as directors who have the highest personal and professional integrity, strength of character, demonstrated exceptional ability and judgment, and diversity of skills, experience and background appropriate for the business and operations of Broadcom.
When evaluating director candidates, the NESG Committee seeks to ensure that our Board has the requisite skills, experience and expertise, and that our Board consist of persons with appropriately diverse and independent backgrounds.
The NESG Committee considers all aspects of a candidate’s qualifications in the context of the needs of Broadcom, including:
•	personal and professional integrity, ethics and values
•	experience as an officer in corporate management
•	experience and expertise in our industries and international business, and familiarity with Broadcom
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•	experience as a board member of another public company
•	practical and mature business judgment
•	diversity of background and perspective (including age, ethnicity, race, experience, gender and education)
•	Board size and composition and the extent to which a candidate would fill a present need on our Board
•	other ongoing commitments and obligations of the candidate
•	independence from management
The NESG Committee will consider nominee recommendations from its members, other Board members and members of our management, as well as nominees recommended by our stockholders. The NESG Committee has from time to time also engaged third-party search firms to assist in identifying and evaluating possible candidates.
See “Other Information — Stockholder Proposals and Director Nominations for the 2025 Annual Meeting” below for information on the requirements for director nominations, including nominations using proxy access.
DIRECTOR ATTENDANCE AND MEETINGS
The Corporate Governance Guidelines provide that each director is expected to attend all meetings of our Board and of each committee on which the director is a member and the annual meetings of stockholders. Our Board held nine meetings during fiscal 2023 and our independent directors met at regularly scheduled executive sessions without management present. Each director attended at least 75% of the aggregate number of meetings of our Board and all committees of our Board on which the director served during fiscal 2023. Eight of our nine directors then serving on our Board attended the 2023 annual meeting.
BOARD EVALUATIONS
Our Board is committed to reviewing its performance through an annual evaluation process, which is overseen by the NESG Committee. Through the evaluations, our directors provide feedback on our Board and its committees and assess its processes and overall effectiveness. The Chairman of the Board and the Lead Independent Director report the results to our full Board and the Chairs of each committee report the results to their respective committees.
BOARD RISK OVERSIGHT
Our Board believes that evaluating Broadcom’s most critical risks is one of its most important areas of oversight. Our Board regularly reviews and discusses with management risks related to operations, liquidity, credit, cybersecurity, climate, compensation programs, workforce retention and senior management succession.
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In addition, each committee is responsible for the oversight of specific areas of risk and reports regularly to our Board on matters relating to those risks. Management reports, at least annually, on our risks and risk management practices to the relevant committees and the full Board.
Committee	Primary Areas of Risk Oversight
Audit	•	Oversee financial reporting process, accounting policies and internal controls
	•	Evaluate risks related to financial reporting, accounting, auditing, tax and fraud
•
Evaluate exposures and risks related to cybersecurity, data privacy and information technology and its controls, including cybersecurity performance and monitoring, assessing and reporting such exposure

	•	Review and approve related party transactions
Compensation	•	Oversee compensation plans, programs and policies
	•	Evaluate the relationship between risk management policies and practices, business strategy and compensation of executive officers and other executives
	•	Evaluate and provide input on CEO and senior management succession planning
NESG	•	Review and evaluate the corporate governance framework, including governance guidelines and policies
	•	Evaluate the structure and composition of our Board and committees, including succession planning, diversity and related policies and procedures
•
Oversee the corporate social responsibility and sustainability program and initiatives, including matters related to the environment, climate, diversity and inclusion, governance and human rights in the supply chain

Cybersecurity Risk Management
Our Board is actively involved in overseeing our cybersecurity, data privacy and information technology risk management. Our management, including our Chief Information Officer, in consultation with our Chief Information Security Officer, reviews with the Audit Committee at least quarterly our cybersecurity, data privacy and information technology security policies, practices and protective measures, current and projected threats to our data privacy and information security, cybersecurity incidents and related risks. Our Chief Information Officer also provides the Audit Committee at least quarterly an update on our enterprise security program that includes procedures and policies for testing vulnerabilities, responding to cybersecurity threats and providing a variety of cybersecurity, data privacy and incident response trainings to our employees. The Audit Committee and management also update our Board at least quarterly on our cybersecurity performance and risk profile and the effectiveness of our cybersecurity processes.
Compensation Risk Assessment
The Compensation Committee, in consultation with Meridian Compensation Partners, LLC (“Meridian”), conducts an annual review of our compensation policies and practices for our employees to assess the risks associated with such policies and practices. The Compensation Committee considered risk-mitigating factors in its review, such as our compensation policies and practices that provide a balance of short-term and long-term goals and awards and a mix of cash and equity components in the annual total compensation (as described below in “Compensation Discussion and Analysis” and “Executive Compensation”). The Compensation Committee also considered stock ownership guidelines, hedging and pledging prohibitions and its own oversight process which consists of independent directors.
BOARD COMMITTEES
Our Board has the following committees: Audit Committee, Compensation Committee, NESG Committee and Executive Committee. The Audit Committee, the Compensation Committee and the NESG Committee each operate under a charter that satisfies the applicable rules of the SEC and the Nasdaq Stock Market (“Nasdaq”) listing standards. The charters for all four committees are available in the “Investor Center — Corporate Governance — Documents” section of our website. Stockholders may also request a copy from Investor Relations, Broadcom Inc., 3421 Hillview Avenue, Palo Alto, California 94304.
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The current members and chairs of the committees are provided below.
Committees
Name	Audit	Compensation	NESG	Executive
Diane M. Bryant
Gayla J. Delly
Raul J. Fernandez
Kenneth Y. Hao(1)
Eddy W. Hartenstein (Lead Independent Director)
Check Kian Low
Justine F. Page
Henry Samueli, Ph.D. (Chairman of the Board)
Hock E. Tan (President & CEO)
Harry L. You
Member	Chair
(1)	Mr. Hao has not been appointed to any committees.

Audit Committee
Each member of the Audit Committee is independent in accordance with the audit committee independence requirements under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mses. Delly and Page and Mr. You are audit committee financial experts under applicable SEC rules and have the requisite financial sophistication required by applicable Nasdaq rules.
Members	Primary Responsibilities		Meetings in Fiscal 2023
Justine F. Page (Chair) Gayla J. Delly Raul J. Fernandez Harry L. You	•	Oversee the quality and integrity of financial statements, disclosure controls and procedures, and internal controls	8
	•	Determine the appointment, compensation, retention, qualifications and independence of our independent registered public accounting firm
	•	Conduct an annual performance evaluation of the internal audit function and independent registered public accounting firm
•
Oversee financial and operational risk, including any exposures and risks related to data privacy and information technology systems controls, cybersecurity and fraud, and the steps management takes to monitor, control and report such exposure

	•	Oversee compliance with legal, ethical and regulatory requirements
	•	Establish procedures for the receipt, retention, investigation and treatment of complaints regarding accounting, internal controls and auditing matters
	•	Review related party transactions
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Compensation Committee
Each member of the Compensation Committee is independent in accordance with the compensation committee independence requirements under the applicable rules and regulations of the SEC and Nasdaq and is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Members	Primary Responsibilities		Meetings in Fiscal 2023
Harry L. You (Chair) Diane M. Bryant Eddy W. Hartenstein Check Kian Low	•	Determine executive officer (other than our CEO) base and incentive compensation	5
	•	Recommend to the independent directors CEO base and incentive compensation
	•	Design (in consultation with management or our Board) and evaluate compensation plans, policies and programs
	•	Administer equity-based plans and approve the terms of grants under those plans
	•	Confirm that compensation policies and practices do not encourage unnecessary risk taking
	•	Review and discuss, at least annually, the relationship between risk management policies and practices, business strategy and executive officers’ compensation
	•	Establish and periodically review policies concerning perquisite benefits
•
Review and approve all employment agreements, severance and change-in-control arrangements and perquisites for executive officers and other executives (other than our CEO) and recommend to the independent directors such agreements and perquisites relating to our CEO

	•	Evaluate and provide input on CEO and senior management succession planning
	•	Review and make recommendations to our Board regarding compensation for non-employee directors
	•	Establish and periodically review stockholder ownership guidelines
	•	Provide oversight over the Compensation Committee’s compensation consultant
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee, Ms. Bryant and Messrs. Hartenstein, Low and You, are not and have never been officers or employees of Broadcom. During fiscal 2023, none of our executive officers served on the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.
13

Nominating, Environmental, Social & Governance Committee
Each member of the NESG Committee is independent in accordance with the applicable Nasdaq rules and regulations.
Members	Primary Responsibilities		Meetings in Fiscal 2023
Eddy W. Hartenstein (Chair) Gayla J. Delly Raul J. Fernandez Check Kian Low	•	Take a leadership role in shaping our corporate governance policies and procedures and develop recommendations for our Board	4
	•	Identify, evaluate and recommend to our Board qualified director candidates and fill vacancies on our Board
	•	Assess director independence
	•	Oversee the annual evaluation of our Board and its committees
	•	Consider stockholder proposals submitted for consideration at the annual meeting of stockholders
	•	Periodically assess director continuing education with respect to the business, financial statements, corporate governance and other appropriate subjects
	•	Periodically review and assess the Corporate Governance Guidelines and recommend changes to our Board
•
Oversee Broadcom’s corporate social responsibility and sustainability program and initiatives, including matters related to the environment, climate, diversity and inclusion, and human rights in the supply chain, and report to the Board on such program and initiatives

Executive Committee
The Executive Committee is comprised of our CEO, the Chairman of the Board and such other directors as our Board appoints.
Members	Primary Responsibilities		Meetings in Fiscal 2023
Henry Samueli, Ph.D. (Chair) Eddy W. Hartenstein Justine F. Page Hock E. Tan Harry L. You	Review and approve, subject to specified limitations:		1
	•	investments, acquisitions, dispositions and capital expenditures
	•	new or incremental debt financings or borrowings, or amendments thereto, or refinancings thereof, including convertible debt, bond financing and commercial paper
	•	treasury, cash management and other banking matters
Review and provide recommendations to our Board on matters requiring full Board approval, including
	•	business opportunities, strategies and proposals, and other strategic matters
	•	business plans, annual budgets, targets, operational plans, capital structure and dividend policy
	•	proposed transactions that exceed their approval thresholds
	•	efficient organization and management structure of Broadcom
14

DIRECTOR COMPENSATION
On an annual basis, the Compensation Committee reviews our non-employee director compensation, with input from its independent compensation consultant regarding market practice and the competitiveness of our non-employee director compensation. Our Board approves any changes to our non-employee director compensation, taking into consideration the recommendations of the Compensation Committee and based on its own review. Our non-employee directors receive cash and equity compensation in consideration for their service on our Board, as set forth in more detail below. Our non-employee directors do not receive any non-equity incentive compensation or participate in any company pension plan or deferred compensation plan.
In fiscal 2023, Dr. Samueli declined all compensation, including equity awards, for his service on our Board and as its Chairman. Beginning in March 2024, Dr. Samueli will receive cash and equity compensation provided to our non-employee directors as set forth below in accordance with the determination by our Board in December 2023 that Dr. Samueli is an “independent” director. We do not compensate Mr. Tan for his service on our Board or any committee of our Board.
Cash Compensation
Our non-employee directors are entitled to receive the following annual cash compensation, payable quarterly, as of December 2022:
Pay Component	Annual Fees
Annual Retainer (payable to all non-employee directors)	$105,000
Additional Fees:
Independent Chairman of the Board	$150,000
Lead Independent Director	$100,000
Chair of the Audit Committee	$40,000
Chair of the Compensation Committee	$30,000
Chair of the NESG Committee	$25,000
Member of the Audit Committee (other than Chair)	$15,000
Member of the Compensation Committee (other than Chair)	$10,000
Member of the NESG Committee (other than Chair)	$10,000
Prior to the increase in the cash compensation paid to our non-employee directors in December 2022, the annual retainer was $90,000 and additional fees payable to the Compensation Committee Chair and the NESG Committee Chair were $22,500 and $20,000, respectively. All other fees remained unchanged.
In addition, we reimburse or pay non-employee directors for travel and other out-of-pocket expenses related to their attendance at Board and committee meetings, the annual meeting of stockholders and other Board-related travel undertaken at our request.
Equity Compensation
Our non-employee directors are also entitled to receive the following equity awards:
•
upon appointment to our Board, an initial RSU award using a target value of $250,000, prorated based on the expected portion of a year to be served between the time of such director’s appointment and the anticipated date of our annual meeting of stockholders immediately following the director’s appointment; and

•	an annual RSU award using a target value of $250,000, to be granted on the date of each annual meeting of stockholders, subject to the director’s re-election at such meeting.
15

To determine the number of shares of Broadcom common stock granted pursuant to such awards, the value of the award is divided by the average closing price quoted on the Nasdaq Global Select Market over 30 calendar days immediately preceding the grant date. These RSU awards vest in full on the earlier of (i) the first anniversary of the grant date or (ii) the date on which the annual meeting of stockholders immediately following the grant date is held, subject to the director’s continued service on our Board.
Director Compensation for Fiscal 2023
The following table sets forth the compensation earned by our non-employee directors during fiscal 2023.
Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Diane M. Bryant	$111,250	$247,962	$359,212
Gayla J. Delly	$126,250	$247,962	$374,212
Raul J. Fernandez	$126,250	$247,962	$374,212
Eddy W. Hartenstein	$235,000	$247,962	$482,962
Check Kian Low	$121,250	$247,962	$369,212
Justine F. Page	$141,250	$247,962	$389,212
Harry L. You	$144,375	$247,962	$392,337
(1)	Mr. Hao is not listed as he was appointed to our Board in fiscal 2024.
(2)
Represents the grant date fair value of an RSU award for 397 shares of Broadcom common stock granted to the director on April 3, 2023 following his or her election to our Board and determined in accordance with Accounting Standards Codification Topic Number 718 (“ASC 718”), which is the closing price of Broadcom common stock on the date of grant, reduced by the present value of dividends expected to be paid on Broadcom common stock prior to vesting.

The table below shows the aggregate number of shares of Broadcom common stock underlying the RSU awards held by the directors as of October 29, 2023:
Name	Number of Shares Underlying RSUs
Diane M. Bryant	397
Gayla J. Delly	397
Raul J. Fernandez	397
Eddy W. Hartenstein	397
Check Kian Low	397
Justine F. Page	397
Harry L. You	397
16

PROPOSAL 1:
ELECTION OF DIRECTORS
DIRECTOR NOMINEES
Our Board is currently comprised of ten directors and our directors are to be elected each year at the annual meeting of stockholders. Mr. Hao was appointed to our Board in February 2024. As Mr. Fernandez is not standing for re-election, his term will end at the Annual Meeting and the size of our Board will be reduced to nine directors. Upon the recommendation of the NESG Committee, our Board nominated the nine individuals below for election as directors, all of whom are currently directors. Stockholders may not vote their proxies for a greater number of persons than the number of director nominees provided below.
Our Board expects that each of the director nominees will be available to serve as a director. In the event a director nominee resigns or otherwise becomes unwilling or unable to serve after the mailing of the Internet Notice but before the Annual Meeting, our intention would be to make a public announcement of such resignation and either reduce the size of our Board or appoint a substitute nominee, in accordance with our Amended and Restated Bylaws (the “Bylaws”). If we reduce the size of our Board, this would reduce the number of nominees to be elected at the Annual Meeting. Votes received in respect of such director would not be counted in such circumstances. In the event that we instead propose to elect a substitute nominee at the Annual Meeting to fill any such vacancy, it is intended that the shares represented by the proxy will be voted for such substitute nominee.
Our Board believes that each director nominee has the experience, qualifications, integrity, diversity of background and understanding of our business and industries required for service on our Board. Our Board, in consultation with the NESG Committee, also believes that each director nominee has demonstrated the willingness and the ability to dedicate sufficient time and attention to fulfill the responsibilities required as a director and that any service with other public companies does not and will not impact service on our Board.
Director Qualifications, Skills, Experience and Diversity
Qualifications & Skills	Bryant	Delly	Hao	Hartenstein	Low	Page	Samueli	Tan	You
Business Development & Strategy
Cybersecurity
Executive Leadership
Finance/Accounting
Global Business
Manufacturing/Supply Chain
Semiconductor
Software/Cloud Computing
Technology/Innovation
Diversity
Gender
Female
Male
Ethnicity
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
White
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose

17

The biographical information of each director nominee provided below is as of February 22, 2024.
Diane M. Bryant
Director Since: 2019 Independent Director Age: 61	Board Committees: • Compensation
Ms. Bryant served as Chief Executive Officer of NovaSignal Corp., a medical technology and data company specializing in the assessment and management of brain health, from January 2020 to June 2023. She was Chief Operating Officer of Google Cloud at Alphabet Inc. from December 2017 to July 2018. Prior to Alphabet, she held several executive leadership positions at Intel Corporation, including Group President and Executive Vice President and General Manager of the Data Center Group that develops server, storage and network platforms for the digital services economy and Corporate Vice President and Chief Information Officer. She also serves on the Chancellor’s Board of Advisors at the University of California at Davis.

Ms. Bryant serves as a director of Haemonetics Corporation. She served as a director of United Technologies Corporation from January 2017 until its acquisition by Raytheon Company in April 2020.

Qualification & Skills:
  •  Business Development & Strategy
  •  Cybersecurity
  •  Executive Leadership
  •  Global Business
  •  Manufacturing/Supply Chain
  •  Semiconductor
  •  Software/Cloud Computing
  •  Technology/Innovation

Gayla J. Delly
Director Since: 2017 Independent Director Age: 64	Board Committees: • Audit • NESG
Ms. Delly served as Chief Executive Officer of Benchmark Electronics Inc., a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments, from 2012 to 2016. She held several executive leadership positions at Benchmark, including President from 2006 to 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and Corporate Controller and Treasurer from 1995 to 2001. She is a certified public accountant and was a senior audit manager at KPMG LLP before joining Benchmark.

Ms. Delly serves as a director of Flowserve Corporation and Littelfuse, Inc. She served as a director of National Instruments Corporation from March 2020 until its acquisition by Emerson Electric Co. in October 2023 and Benchmark from 2011 to 2016.
Qualification & Skills: • Business Development & Strategy • Executive Leadership • Finance/Accounting • Global Business • Manufacturing/Supply Chain • Semiconductor • Technology/Innovation
18

Kenneth Y. Hao
Director Since: 2024 Independent Director Age: 55	Board Committees: • None
Mr. Hao has served as Chairman and Managing Partner of Silver Lake, a global technology investment firm, since December 2019. He joined Silver Lake in 2000 and has served in various roles at Silver Lake, including Managing Partner and Managing Director from 2012 to 2019. Prior to Silver Lake, he was Managing Director at Hambrecht & Quist (now part of J.P. Morgan) from 1990 to 1999.

Mr. Hao serves as a director of SolarWinds Corporation and Splunk Inc. He served as a director of NortonLifeLock Inc. (formerly Symantec Corporation) from March 2016 to September 2022 and SMART Global Holdings, Inc. from April 2011 to April 2021.

Qualification & Skills:
  •  Business Development & Strategy
  •  Cybersecurity
  •  Executive Leadership
  •  Finance/Accounting
  •  Global Business
  •  Semiconductor
  •  Software/Cloud Computing
  •  Technology/Innovation

Eddy W. Hartenstein
Director Since: 2016 Lead Independent Director since 2018 Age: 73	Board Committees: • Compensation • NESG (Chair) • Executive
Mr. Hartenstein served as the publisher and Chief Executive Officer of the Los Angeles Times from 2008 to 2014. He was President and Chief Executive Officer from 2011 to 2013 and co-President from 2010 to 2011 of the Tribune Company. He was Chief Executive Officer from 2001 to 2004 and President from its inception in 1990 to 2001 of DIRECTV Inc.

Mr. Hartenstein serves as lead independent director of SIRIUS XM Holdings Inc. He served as a director of TiVo Corporation from September 2016 until its acquisition by Xperi Corporation in June 2020, Tribune Publishing Company from August 2014 to May 2020, Yahoo, Inc. from April 2016 to June 2017, Broadcom Corporation from 2008 to 2016, Rovi Corporation from 2015 until its acquisition by TiVo Corporation in 2016, and SanDisk Corporation from 2005 until its acquisition by Western Digital Corporation in 2016, and as Vice Chairman of the Board of The DIRECTV Group Inc. from 2003 to 2004 and Chairman of the Board of DIRECTV Inc. from 2001 to 2004.
Qualification & Skills: • Business Development & Strategy • Executive Leadership • Finance/Accounting • Global Business • Semiconductor • Technology/Innovation
19

Check Kian Low
Director Since: 2016 Independent Director Age: 64	Board Committees: • Compensation • NESG
Mr. Low has served as a founding partner and director of NewSmith Capital Partners LLP, an independent partnership providing corporate finance advice and investment management services, for which he manages the Asia Pacific offices, since 2003. He is an owner and director of Cluny Capital Limited since 2007. He was a Special Advisor to Singapore Telecommunications Limited from October 2021 to September 2023. Prior to founding NewSmith, he held various positions at Merrill Lynch & Co., including Senior Vice-President, member of the Executive Management Committee and Chairman for the Asia Pacific Region.

Mr. Low served as a director of Singapore Telecommunications Limited from May 2011 to July 2021.
Qualification & Skills: • Business Development & Strategy • Executive Leadership • Finance/Accounting • Global Business

Justine F. Page
Director Since: 2019 Independent Director Age: 61	Board Committees: • Audit (Chair) • Executive
Ms. Page served as Vice President of Finance, Chief Financial Officer and Secretary of Integrated Circuit Systems, Inc. (“ICS”), a publicly-traded timing solutions IC company, from 1999 until its acquisition by Integrated Device Technology, Inc. in 2005. She also held several leadership positions at ICS, including Director of Finance and Administration and Assistant Treasurer from 1993 to 1999. She holds a B.A. degree in accounting from Immaculata College and a Master of Taxation degree from Villanova University.

Ms. Page served as a director of Broadcom Limited from 2016 to 2017, SunEdison Semiconductor Limited from 2014 to 2016 and Avago Technologies Limited from 2008 to 2016.
Qualification & Skills: • Executive Leadership • Finance/Accounting • Global Business • Manufacturing/Supply Chain • Semiconductor
20

Henry Samueli, Ph.D.
Director Since: 2016 Chairman of the Board since 2018 Age: 69	Board Committees: • Executive (Chair)
Dr. Samueli served as our Chief Technical Officer from February 2016 to December 2018. He co-founded Broadcom Corporation in 1991 and held several executive leadership positions at Broadcom Corporation until its acquisition by Broadcom Inc. (formerly known as Avago Technologies Limited), including Chief Technical Officer from 1991 to 2008 and 2009 to 2016, Technology Advisor from 2008 to 2009, and Vice President of Research and Development from 1991 to 2003. He is the co-owner of the National Hockey League’s Anaheim Ducks since 2005. He is a Professor in the Electrical and Computer Engineering Department at the University of California, Los Angeles since 1985 (on leave of absence since 1995) and a Distinguished Adjunct Professor in the Electrical Engineering and Computer Science Department at the University of California, Irvine since 2003. Prior to Broadcom Corporation, he co-founded and was Chief Scientist at PairGain Technologies from 1988 to 1994. He held various engineering and management positions in the Electronics and Technology Division of TRW, Inc. from 1980 to 1985. He is a Fellow of the Institute of Electrical and Electronics Engineers (IEEE), a Fellow of the American Academy of Arts and Sciences, a Fellow of the National Academy of Inventors and a Member of the National Academy of Engineering.

Dr. Samueli served as Chairman and Co-Chairman of the Board of Broadcom Corporation from 2011 to 2016 and from 1991 to 2008.
Qualification & Skills: • Business Development & Strategy • Executive Leadership • Global Business • Manufacturing/Supply Chain • Semiconductor • Technology/Innovation

Hock E. Tan
Director Since: 2006 President & CEO Age: 72	Board Committees: • Executive
Mr. Tan has served as our President and CEO since March 2006. He was President and Chief Executive Officer at Integrated Circuit Systems, Inc. (“ICS”), a publicly-traded timing solutions IC company, from 1999 until its acquisition by Integrated Device Technology, Inc. (“IDT”) in 2005. He also held several executive leadership positions at ICS, including Chief Operating Officer from 1996 to 1999 and Senior Vice President and Chief Financial Officer from 1995 to 1999. He was Vice President of Finance at Commodore International, Ltd. from 1992 to 1994 and held senior management positions at PepsiCo, Inc. and General Motors Corporation. He was managing director of Pacven Investment, Ltd., a venture capital fund in Singapore, from 1988 to 1992 and was managing director of Hume Industries Ltd. in Malaysia from 1983 to 1988.

Mr. Tan serves as a director of Meta Platforms, Inc. Mr. Tan was Chairman of the Board of IDT, a publicly-traded semiconductor company, following its acquisition of ICS from 2005 to 2008.

Qualification & Skills:
  •  Business Development & Strategy
  •  Cybersecurity
  •  Executive Leadership
  •  Finance/Accounting
  •  Global Business
  •  Manufacturing/Supply Chain
  •  Semiconductor
  •  Software/Cloud Computing
  •  Technology/Innovation

21

Harry L. You
Director Since: 2019 Independent Director Age: 64	Board Committees: • Audit • Compensation (Chair) • Executive
Mr. You served as Chief Financial Officer from September 2016 to August 2019 and President from September 2016 to February 2019 and in May 2019 of GTY Technology Holdings Inc., a software as a service company that offers cloud-based solutions for the public sector. He was Executive Vice President in the Office of the Chairman of EMC Corporation from 2008 to 2016 and oversaw corporate strategy and new business development, including mergers and acquisitions, joint ventures and venture capital activity. He was Chief Executive Officer from 2005 to 2007 and Interim Chief Financial Officer from 2005 to 2006 of BearingPoint Inc. He was Executive Vice President and Chief Financial Officer of Oracle Corporation from 2004 to 2005. Prior to joining Oracle, he held several key positions in finance, including Chief Financial Officer of Accenture Ltd. He has also served as a trustee of the U.S. Olympic Committee Foundation since 2016.

Mr. You serves as a director of IonQ, Inc. Mr. You served as Vice Chairman of the Board of GTY Technology from February 2019 to July 2022 and as a director of Coupang, Inc. from January 2021 to June 2023, Genius Sports Limited from April 2021 to December 2022, Rush Street Interactive, Inc. from September 2019 to June 2022 and Korn/Ferry International from 2005 to 2016,

Mr. You is also involved in the following special purpose acquisition companies that we believe do not require the same time commitment as an operating company. Mr. You has served as Chief Financial Officer since August 2023 and served as Co-Chief Executive Officer from March 2022 to March 2023 of dMY Squared Technology Group, Inc. Mr. You is Chairman of the Board of dMY Squared Technology Group and Coliseum Acquisition Corp. Mr. You served as a director of these special purpose acquisition companies: dMY Technology Group, Inc. VI from April 2021 to April 2023, dMY Technology Group, Inc. II from June 2020 to April 2021 and dMY Technology Group, Inc. IV from December 2020 to December 2021.
Qualification & Skills: • Business Development & Strategy • Cybersecurity • Executive Leadership • Finance/Accounting • Global Business • Software/Cloud Computing • Technology/Innovation

Our Board recommends a vote FOR the election of each of the director nominees.
22

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent auditors retained to audit our consolidated financial statements. The Audit Committee has reappointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for fiscal 2024. Our Board and the Audit Committee believe that the continued retention of PwC is in the best interests of Broadcom and our stockholders. We expect a representative from PwC to be present at the Annual Meeting. This representative will have the opportunity to make a statement if the representative so desires and is expected to be available to respond to appropriate questions.
Our stockholders are not required to ratify the appointment of PwC as our independent auditors. However, we are submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate practice. In the event of a negative vote, the Audit Committee will reconsider whether or not to continue to retain PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Broadcom and our stockholders.
PRINCIPAL ACCOUNTING FEES AND SERVICES
Set forth below are the fees for all services rendered by PwC to Broadcom for fiscal 2023 and 2022.
	Fiscal 2023	Fiscal 2022
	($ in thousands)
Audit Fees	$14,605	$14,505
Audit-Related Fees	—	—
Tax Fees	1,386	1,460
All Other Fees	10	24
Total	$16,001	$15,989
Audit Fees consist of fees billed for professional services provided in connection with the integrated audit of our annual consolidated financial statements, which includes an audit of internal controls over financial reporting, the review of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits, comfort letters and consents.
Tax Fees consist of fees billed for professional services for tax compliance and tax consulting. Corporate tax services encompass a variety of permissible services, including assistance with transfer pricing documentation, expatriate income tax matters, local tax compliance matters, tax audits, and tax credit documentation.
All Other Fees consist of fees for professional services rendered by PwC for permissible non-audit services, which include services for various licenses, compliance reviews and a license for specialized accounting research software.
In considering the nature of the services provided by PwC, the Audit Committee determined that the provision of these services is compatible with maintaining the independence of PwC. The Audit Committee discussed these services with PwC and our management to determine that they are permitted under the rules and regulations concerning independent registered public accounting firms’ independence promulgated by the SEC, as well as by the American Institute of Certified Public Accountants.
Other than as stated above, no fees were billed to Broadcom by PwC for fiscal 2023 and 2022.
23

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES POLICY
All engagements with our independent registered public accounting firm, regardless of amount, must be authorized in advance by the Audit Committee. The Audit Committee has delegated its pre-approval authority to the Audit Committee Chair, provided that any matters approved in such manner are presented to the Audit Committee at its next regularly scheduled meeting. Pursuant to the charter of the Audit Committee, committee approval of non-audit services (other than review and attest services) is not required, if such services fall within available exceptions established by the SEC. However, to date, the Audit Committee’s policy has been to approve all services provided by our independent registered public accounting firm. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the Audit Committee’s pre-approval and the fees for the services performed to date.
During fiscal 2023 and 2022, all services provided to Broadcom by PwC were pre-approved by the Audit Committee.

Our Board recommends a vote FOR the ratification of appointment of
PricewaterhouseCoopers LLP as the independent registered public accounting firm of Broadcom for fiscal 2024.
24

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for assisting the Board with its oversight responsibilities regarding the following:
•	the quality and integrity of Broadcom’s financial statements and internal controls;
•	the appointment, compensation, retention, qualifications and independence of Broadcom’s independent registered public accounting firm;
•	the performance of Broadcom’s internal audit function and independent registered public accounting firm;
•	Broadcom’s compliance with legal and regulatory requirements; and
•	related party transactions.
Fiscal 2023 Financial Statements
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Broadcom’s financial statements for fiscal 2023 with Broadcom’s management and PwC. In addition, the Audit Committee discussed with PwC, with and without management present, Broadcom’s internal controls over financial reporting and the overall quality of Broadcom’s financial reporting. The Audit Committee also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
Based on the Audit Committee’s review and discussions noted herein, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements for fiscal 2023 be included in the 2023 Annual Report for filing with the SEC.
Independence and Pre-Approval Policy
The Audit Committee also received a written report from PwC required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from Broadcom.
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Broadcom’s independent registered public accounting firm. The Audit Committee reviewed and pre-approved all audit and non-audit services performed by PwC during fiscal 2023.
Independent Auditor Tenure and Rotation
As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. PwC has been Broadcom’s independent auditor since 2006. The Audit Committee believes there are significant benefits to having PwC as its independent auditor. These include:
•
Higher quality audit work and accounting advice due to PwC’s institutional knowledge of and familiarity with Broadcom’s business and operations, accounting policies and financial systems and internal control framework.

•	Operational efficiencies and a resulting lower fee structure because of PwC’s history and familiarity with Broadcom’s business.
The Audit Committee also oversees the process for the selection of the lead audit engagement partner every five years. At the Audit Committee’s instruction, PwC selects candidates to be considered for this role, who are then interviewed by Broadcom’s senior management and the Audit Committee. The Audit Committee then considers and votes on the selection.
The Audit Committee and the Board approved the appointment of PwC as Broadcom’s independent registered public accounting firm for the fiscal year ending November 3, 2024.
AUDIT COMMITTEE
Justine F. Page, Chair
Gayla J. Delly
Raul J. Fernandez
Harry L. You
25

PROPOSAL 3:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our NEOs as described in “Compensation Discussion and Analysis” and the compensation tables and accompanying narrative disclosure under “Executive Compensation” in this Proxy Statement. We currently hold the say-on-pay vote annually and expect the next say-on-pay vote will occur at the 2025 annual meeting of stockholders.
Our executive compensation program is designed to reward our executive officers for growing and sustaining stockholder value consistent with our strategic plan, align the interests of our executive officers with the interests of our stockholders, and attract, motivate and retain critical talent in a highly competitive talent market. The short-term and long-term incentives in fiscal 2023 were subject to challenging and rigorous goals to achieve record financial results and significantly increase stockholder value, and were designed to be difficult to attain and require substantial effort to achieve by our executive officers.
In fiscal 2023, we achieved record operating results while continuing to provide returns to our stockholders despite a cyclical slowdown in the semiconductor industry. We believe our NEOs’ compensation for fiscal 2023 appropriately reflects and rewards our NEOs’ contributions to Broadcom’s strong performance.
Stockholders are being asked to approve the following resolution:
“RESOLVED THAT stockholders approve, on an advisory basis, the compensation of Broadcom’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and in the compensation tables and accompanying narrative disclosure under “Executive Compensation” in this Proxy Statement.”
In deciding how to vote on this proposal, stockholders are encouraged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.
While the vote on this resolution is advisory and not binding, the Compensation Committee and our Board values input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions.

Our Board recommends a vote FOR approval of
the named executive officer compensation on an advisory basis.
26

STOCKHOLDER ENGAGEMENT
Our Board values open and ongoing engagement with our stockholders to develop a better understanding of our stockholders’ views on various matters, including executive compensation, succession planning, risk oversight and sustainability. Members of our Board engage annually with our stockholders to obtain their feedback and for our Board to consider a range of diverse perspectives.

Prior to the 2023 annual meeting, we contacted our stockholders representing 54% of common stock outstanding. Our Chairman of the Board, Lead Independent Director, Compensation Committee Chair and representatives from the Legal and Human Resources teams (the “management engagement team”) met with our stockholders representing 49% of common stock outstanding.
In these meetings, our stockholders primarily focused on the incremental PSU award granted to Mr. Tan in fiscal 2022 outside of his regular annual equity grant cycle to reward achievement of strategic priorities. Our stockholders provided feedback that they preferred this incremental PSU award have a performance period longer than one year and more disclosure on its pre-established performance metrics and determination of achievement. This initial feedback informed our Board and Compensation Committee in developing responsive actions to address the concerns of our stockholders.

After the 2023 annual meeting, we contacted our stockholders representing 53% of common stock outstanding and our Compensation Committee Chair and management engagement team met with our stockholders representing 52% of common stock outstanding to better understand the 32% support of the Say-on-Pay proposal at the 2023 annual meeting (the “2023 Say-on-Pay proposal”). Actions contemplated by our Board and Compensation Committee in response to the feedback received from the meetings prior to the 2023 annual meeting and the 2023 Say-on-Pay proposal vote results were discussed with our stockholders at these meetings.
In these meetings, our stockholders provided feedback that the main consideration behind their vote against the 2023 Say-on-Pay proposal was the incremental PSU award granted to Mr. Tan in fiscal 2022 for the reasons provided in the first round of meetings. Additional feedback obtained during these meetings included a request from several stockholders that we provide more explanatory disclosure regarding the determination of the executive officers’ individual multipliers for their annual cash incentive payouts. Several stockholders also requested more disclosure around the methodology and design of the PSU award granted to Mr. Tan and Dr. Kawwas in fiscal 2023, with more explanation on the PSU award granted to Mr. Tan as it was front-loaded to cover the market-based value of both his annual cash and long-term incentive opportunities over a period of five years to incentivize the achievement of our long-term growth strategy.
Throughout these meetings, our stockholders acknowledged our executive officers’ extraordinary performance in growing stockholder value. We also consistently heard from our stockholders that a commitment by our Board and Compensation Committee regarding special performance awards granted outside of the regular annual equity grant cycle and enhanced disclosure on the determination of the executive officers’ individual multipliers as provided below would directly address their concerns.
27

2023 SAY-ON-PAY VOTE AND OUR RESPONSE
What We Heard	Our Response
Fiscal 2022 CEO Strategic PSU Award

Most stockholders indicated the incremental PSU award granted to Mr. Tan in fiscal 2022 lacked adequate disclosure of the pre-established performance metrics and the determination of achievement.

Granting off-cycle special performance awards is not our typical practice.

Our Board and Compensation Committee commit that, in the rare and exceptional circumstance a special performance award is considered for an executive officer, the award will:

 • be supported by detailed disclosure of the pre-established performance metrics and the determination of achievement, unless such disclosure would pose a competitive harm to Broadcom, and

 • include a performance period that is at least three years, unless our Board and Compensation Committee determine that a longer performance period would defeat the purpose of the award.

Most stockholders expressed a preference for performance periods longer than one year for special performance awards.
Annual Incentive Plan Several stockholders requested additional explanatory disclosure on the determination of the individual multipliers for the executive officers’ annual cash incentive payouts.
We enhanced our disclosure in “Compensation Discussion and Analysis” to provide more information regarding the determination of the individual multipliers, including a summary of achievements that were considered for the final payout for each NEO.

Fiscal 2023 CEO and NEO Kawwas PSU Awards Several stockholders requested additional disclosure on the methodology and design of the PSU awards granted to Mr. Tan and Dr. Kawwas in fiscal 2023.
Mr. Tan will not be eligible for annual cash incentive payouts during the five-year vesting period of his 2023 PSU award.

Our Board does not intend to grant annual equity awards to Mr. Tan during the five-year vesting period of his 2023 PSU award.

Our Compensation Committee does not intend to grant annual equity awards to Dr. Kawwas during the five-year vesting period of his 2023 PSU award.

In “Compensation Discussion and Analysis,” we disclosed the methodology and design of the 2023 PSU awards granted to Mr. Tan and Dr. Kawwas, including the market-based value, structure and formidable stock price performance hurdles above the $470.12 closing stock price on the grant date.

We believe these actions meaningfully address our stockholders’ concerns conveyed to us over two rounds of meetings regarding the 2023 Say-on-Pay proposal. Our Board and Compensation Committee remain committed to ongoing engagement with our stockholders to ensure that our executive compensation program continues to effectively support our strategic priorities, including market-leading stockholder value creation and the successful integration of VMware, and reflects the feedback provided by our stockholders.
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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) discusses the structure, philosophy and objectives of our fiscal 2023 executive compensation program.
The NEOs for fiscal 2023, who are our only executive officers, are provided below:
Hock E. Tan President and Chief Executive Officer
Kirsten M. Spears Chief Financial Officer and Chief Accounting Officer
Mark D. Brazeal Chief Legal and Corporate Affairs Officer
Charlie B. Kawwas, Ph.D. President, Semiconductor Solutions Group
OVERVIEW
Our executive compensation program is designed to reward our executive officers for growing and sustaining stockholder value consistent with our strategic plan, align the interests of our executive officers with the interests of our stockholders, and attract, motivate and retain critical talent in a highly competitive talent market. In line with the philosophy and objectives of our executive compensation program, more than 90% of our executive officers’ total compensation is comprised of variable compensation with a majority tied to stock price. In addition, our executive officers’ short-term incentives and long-term incentives in the form of PSU awards are subject to challenging and rigorous goals to achieve record financial results and significantly increase stockholder value.
Fiscal 2023 Financial Highlights
In fiscal 2023, we achieved record revenue of $35.8 billion, operating income of $16.2 billion and free cash flow of $17.6 billion despite the cyclical slowdown in the semiconductor industry. We also returned to our stockholders an aggregate of $13.5 billion via cash dividends and our stock repurchase program.
Total Stockholder Return and Return of Capital
Our TSR continues to significantly outperform the S&P 500 and our compensation peer group. Over the five fiscal year period through 2023, we delivered TSR of 351% and our market capitalization increased from $103.6 billion to $346.0 billion.
In addition, our strong cash flow in fiscal 2022 enabled us to return an aggregate of $13.5 billion to our stockholders during fiscal 2023, consisting of $7.7 billion in cash dividends and $5.8 billion under our stock repurchase program. We also paid $1.9 billion for the elimination of shares withheld to cover employee withholding taxes due upon the vesting of net settled equity awards. In addition, our strong free cash flow in fiscal 2023 enabled us to increase our quarterly common stock dividend to $5.25 per share in our first quarter of fiscal 2024, an increase of 14% over the quarterly dividend paid in fiscal 2023.
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* TSR assumes $100 investment in Broadcom common stock on the last trading day of fiscal 2018 and reinvestment of dividends.
Financial Performance

* See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.
EXECUTIVE COMPENSATION PROGRAM
Total Compensation Components
Our executive compensation program is designed to keep our executive officers’ total compensation competitive with the compensation of executives in comparable positions at other companies in our compensation peer group. The Compensation Committee and the independent directors believe long-term incentives are necessary to attract, motivate and retain our executive officers and to align the interests of our executive officers with the interests of our stockholders. As a result, the total target cash compensation (base salary and short-term incentives) for our executive officers is generally lower than the median of the competitive market, but in combination with long-term incentives, the total compensation for our executive officers is higher than the median of the competitive market.
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Our annual total compensation for our executive officers consists of three principal components:
Component	Purpose & Description
Base Salary
• Provide a level of fixed pay for stability and retention
• Reflect scope, responsibilities and sustained individual performance
• Set to be generally lower than the competitive market median in order to set the target value for PSU awards that results in target total compensation being higher than the competitive market median

Short-Term Incentives (“STI”)
• Reward achievement of challenging and rigorous pre-established corporate financial goals based on revenue and adjusted non-GAAP operating income and divisional goals
• Provide meaningful incentives to meet short-term (annual) objectives
• Recognize individual contributions and performance

Long-Term Incentives (“LTI”)
• Reward efforts to grow sustainable, long-term stockholder value
• Encourage retention and mitigate compensation-related risks with stock ownership guidelines
• PSU value awarded at above the competitive market median to incentivize achievement of challenging and rigorous performance goals

Fiscal 2023 Total Compensation Components
The charts below compare the fiscal 2023 target total compensation for our CEO and our other NEOs.
Target total compensation consists of (i) base salary, (ii) target STI through the APB Plan and (iii) target LTI in the form of equity awards comprised of RSU and PSU awards based on the fair market value of the awards on the grant date, assuming target performance, as applicable.
As shown in the charts below, 96% of our CEO’s and 94% of our other NEOs’ average target total compensation in fiscal 2023 is comprised of variable compensation with a majority tied to stock price.

Compensation Philosophy and Objectives
Our executive compensation program is not based on a “one-size-fits-all” approach as Broadcom has transformed from a semiconductor company into a leading infrastructure technology company and operates in a highly competitive talent market. While the Compensation Committee and the independent directors believe attracting, motivating and retaining critical talent is crucial for Broadcom’s ongoing success, they also set challenging and rigorous short-term and long-term performance goals to incentivize our executive officers to continue achieving record financial results and increasing stockholder value. The philosophy and objectives below inform the design of our executive compensation program.
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Pay-for-Performance
We encourage our executive officers to focus on the achievement of our challenging and rigorous corporate financial and operational performance goals and increase stockholder value. Executive officer base salaries reflect the performance of our executives, and we align our incentive compensation opportunities to the achievement of pre-established annual performance goals and long-term stockholder value creation, as well as the contributions and performance of each executive officer.
Alignment with Stockholders
The interests of our executive officers are aligned with our stockholders’ interests because we link a significant portion of their target total compensation opportunity to stockholder returns in the form of PSU awards that are subject to the attainment of pre-established performance-based objectives. For our CEO and President, Semiconductor Solutions Group, 100% of their equity awards are in the form of PSU awards. For our other executive officers, 50% of their equity awards are in the form of PSU awards at target and 50% in the form of RSU awards, where the delivered value fluctuates based on our stock price.
Attract, Motivate and Retain
Our executive compensation program is designed to attract qualified, experienced and talented executives in a highly competitive talent market. We attract, motivate, retain and reward these executives, whose skills, knowledge and performance are critical to our ongoing success.
Equity awards and especially multi-year equity awards are a long-term retention tool for our executive officers. When granting equity awards or when recommending to the independent directors an equity award grant to our CEO, the Compensation Committee considers each executive officer’s role, responsibilities, experience, expertise and overall value to Broadcom, as well as how much unvested equity the executive officer then holds as an indicator of retention risk.
This pay-for-performance strategy keeps our executive officers and other employees in critical areas engaged and motivated, as evidenced by our global voluntary attrition rate in fiscal 2023, which was approximately 3.3% and well below the technology industry benchmark (AON, 2023 Salary Increase and Turnover Study – Second Edition, September 2023). This continuity has helped Broadcom become a leading infrastructure technology company and achieve record financial results and increase stockholder value.

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Executive Compensation Governance
The table below highlights our key executive compensation program governance practices.
Best Practices We Employ	Practices We Do Not Employ
Pay-for-performance compensation philosophy	No excessive risk taking in incentive plan designs
Majority of NEO compensation at risk and tied to long-term performance	No re-pricing of underwater stock options without stockholder approval
Performance metrics directly tied to value creation for stockholders	No excise tax gross-ups
Caps on cash and equity incentive plan payouts	No dividend equivalents on unearned RSUs / PSUs
Robust annual stockholder engagement	No supplemental retirement or pension benefits
Annual risk assessment of compensation programs	No guaranteed bonuses
Engagement of an independent compensation consultant	No “single trigger” change in control payments or benefits
CEO compensation reviewed and approved by the independent directors	No hedging or pledging of stock by employees and directors
Robust stock ownership guidelines for all executive officers and directors	No excessive executive perquisites
Clawback policy compliant with SEC requirements and Nasdaq listing standards
Role of the Compensation Committee
The Compensation Committee devotes extensive time throughout the year to our executive compensation program to ensure that it aligns executive pay with corporate performance and rewards our executive officers for pursuing corporate financial, operational and strategic goals that will continue Broadcom’s ongoing success and increase long-term stockholder value.
The Compensation Committee reviews and approves the compensation of our executive officers, except our CEO, for whom the Compensation Committee makes recommendations for review and approval by the independent directors.
Individual Executive Compensation Assessment
In addition to market compensation data provided by its independent compensation consultant, the Compensation Committee (and, in the case of our CEO, the independent directors) considers the following information, among other factors, for each executive officer when determining his or her compensation:
•	current base salary, target APB Plan opportunities (and prior fiscal year payouts), the accumulated value of outstanding and unvested equity awards and other benefits;
•	the individual’s overall performance, role, responsibilities, knowledge, skills, leadership and contributions to Broadcom’s values and culture; and
•	our CEO’s recommendation on compensation and individual performance (other than for himself).
This information helps the Compensation Committee and the independent directors to understand the long-term retentive elements and total compensation delivered to our executive officers.
While the Compensation Committee and the independent directors generally consider the accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our executive officers historically.
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Compensation Risk Oversight
While our Board has overall responsibility for risk oversight, the Compensation Committee, with the assistance of its independent compensation consultant, annually reviews and discusses the risks that relate to all of our compensation policies and practices, including incentive and commission arrangements below the executive level.
Internal Pay Parity
While we do not maintain a formal policy regarding internal pay parity, it is considered by the Compensation Committee and the independent directors when determining compensation.
Consistent with market practice and competitive market benchmarking, our CEO is compensated at a higher level than our other executives due to his higher level of experience, peer market benchmarks, responsibility and accountability. Given Mr. Tan’s responsibility for Broadcom’s overall performance, the independent directors believe weighting his total compensation more heavily toward long-term, performance-based incentive compensation is consistent with market practice, appropriately reflects his contributions and directly aligns his incentives with the interests of our stockholders. Accordingly, Mr. Tan receives more of his total compensation in the form of LTI compensation through PSU awards as compared to our other executive officers.
Say-on-Pay
The Compensation Committee values feedback from our stockholders on our executive compensation program, and each year our Compensation Committee Chair engages with our stockholders. Prior to the 2023 annual meeting, our Compensation Committee Chair, with our Chairman of the Board and our Lead Independent Director, participated in engagement meetings with our stockholders representing 49% of common stock outstanding. The feedback received from our stockholders at these meetings was discussed with the full Compensation Committee and Board. We increased the level of our engagement with our stockholders due to the 32% support of the 2023 Say-on-Pay proposal. More information about our engagement with our stockholders and our Board’s response to our stockholders’ feedback is provided above in “Stockholder Engagement.”
Stock Ownership Guidelines
The Compensation Committee has put in place robust stock ownership guidelines for our executive officers as outlined below. Shares owned outright or beneficially owned in a trust, as well as unvested RSU awards and earned-but-unvested PSU awards count towards achieving the stock ownership guidelines. Shares subject to outstanding stock option awards do not count towards achieving the stock ownership guidelines. Our executive officers are expected to satisfy the applicable guidelines within five years of the date on which they become an executive officer and hold at least such minimum value in shares of common stock while they remain an executive officer. Based on the closing price of Broadcom common stock on the Record Date, all of our NEOs have met the level of ownership in our stock ownership guidelines.
Position	Stock Ownership	In Compliance of Guidelines
CEO	6x Base Salary
Other Executive Officers	3x Base Salary
Compensation Clawback Policy
Based on the recommendation of the Compensation Committee, our Board approved a clawback policy in compliance with the SEC’s and Nasdaq’s recently adopted final rules. Our clawback policy requires the repayment of certain cash and equity-based incentive compensation provided to current or former executive officers in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.
Role of Compensation Consultant
Meridian provided consulting services on executive and non-employee director compensation-related matters to the Compensation Committee and the independent directors in fiscal 2023, including assessments of executive and non-employee director compensation based on competitive market compensation data analyses. In addition, the
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Compensation Committee relied on Meridian for periodic updates on regulatory developments and market trends related to executive and non-employee director compensation matters. Meridian did not provide any other services to Broadcom in fiscal 2023.
The Compensation Committee assessed the independence of Meridian pursuant to SEC and Nasdaq rules and concluded that Meridian was independent and its work for the Compensation Committee did not raise any conflict of interest.
COMPENSATION COMPETITIVE ANALYSIS
The Compensation Committee works with its independent compensation consultant to develop a meaningful compensation peer group for purposes of understanding competitive market compensation practices. The compensation peer group is annually reviewed and updated as necessary. The compensation peer group is used for comparative purposes only. The Compensation Committee does not benchmark any pay elements or target total compensation to a specific percentile. In the absence of relevant peer group data, the Compensation Committee reviews industry-based market pay survey data (“market survey data”).
In August 2022, the Compensation Committee approved the compensation peer group for fiscal 2023, which appears below and was developed in consultation with Meridian. In order for the compensation peer group to better reflect Broadcom’s technology industry peers and the peers identified by the proxy advisory firms, we removed 3M Company, Danaher Corporation, Honeywell International, Inc. and Thermo Fisher Scientific, Inc. from the peer compensation group. We also removed Dell Technologies, Inc. from the compensation peer group due to its revenues and market capitalization falling outside of the selection criteria set forth below. We added Accenture plc, Lam Research Corporation and Visa Inc. to the compensation peer group based on meeting all of the applicable relevant selection criteria set forth below.
The following selection criteria were considered as guidelines when developing the compensation peer group:
•	Revenue: comparability across annual revenue, generally 0.5 to 2.0 times that of Broadcom
•	Market capitalization: market capitalization that generally falls between 0.3 to 3.0 times that of Broadcom
•	Industry: companies in semiconductor-related and other technology-focused industries having a similar scale
Based on the selection criteria, Broadcom approximated the 60th percentile for revenue and the 64th percentile for market capitalization for the fiscal 2023 compensation peer group.
Fiscal 2023 Compensation Peer Group
Accenture plc	Cisco Systems, Inc.	Micron Technology, Inc.	Salesforce, Inc.
Adobe, Inc.	Intel Corporation	NVIDIA Corporation	Texas Instruments Incorporated
Advanced Micro Devices	International Business Machines Corporation	Oracle Corporation	Visa Inc.
Applied Materials, Inc.	Lam Research Corporation	PayPal Holdings, Inc.
Automatic Data Processing	Mastercard Incorporated	Qualcomm Incorporated
	Percentile	Revenue ($M)(1)	Market Capitalization ($M)(1)
	25th	$21,043	$127,599
Fiscal 2023 Peer Group	Median	$28,011	$205,780
	75th	$42,365	$228,271
Broadcom		$29,994(2)	$225,679
	Rank	60%	64%
(1)	As of July 1, 2022, using publicly reported data available at such date, except as noted in footnote 2.
(2)	Represents publicly reported revenue for the trailing four quarters ended May 1, 2022.
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ELEMENTS OF FISCAL 2023 EXECUTIVE COMPENSATION PROGRAM
The principal elements of our executive compensation program are:
•	base salary;
•	an annual cash incentive bonus plan;
•	LTI compensation in the form of RSU and PSU awards;
•	severance and change in control payments and benefits; and
•	modest perquisites and other personal benefits.
Base Salary
The Compensation Committee believes that a competitive base salary is an important element of our executive compensation program, which is designed to attract and retain our executive officers. Base salaries provide fixed, baseline compensation and are set at levels intended to reflect an executive officer’s level and scope of responsibility and contributions, to be within a competitive range for similar positions at the companies in our compensation peer group and/or market survey data, and to take into account internal pay parity among our executive officers.
The base salaries of our executive officers are reviewed annually by the Compensation Committee and our CEO makes recommendations to the Compensation Committee with respect to base salary adjustments for our executive officers (other than himself). Based on this review, the Compensation Committee did not increase salaries for any of our NEOs in fiscal 2023.
NEO	Base Salary Effective in Fiscal 2023	Change in Fiscal 2023
Hock E. Tan	$1,200,000	0%
Kirsten M. Spears	$412,000	0%
Mark D. Brazeal	$515,000	0%
Charlie B. Kawwas, Ph.D.	$721,000	0%
Annual Cash Incentive Bonus Plan
The Compensation Committee believes that a significant portion of our executive officers’ target total compensation should be dependent upon Broadcom’s performance. Our executive officers are eligible to earn an annual cash incentive bonus under our APB Plan. The APB Plan is designed to encourage and motivate our executive officers to achieve our overall corporate financial goals for the fiscal year, as well as divisional goals where appropriate, and to drive positive contributions to Broadcom’s growth and performance.
Each executive officer is annually assigned a specified target annual cash incentive opportunity under the APB Plan, expressed as a percentage of the executive officer’s base salary. The Compensation Committee considers compensation peer group and market data in determining an executive officer’s target annual cash incentive opportunity. In the case of our CEO, the Compensation Committee provides the data in its recommendation to the independent directors.
The target annual cash incentive opportunity for our NEOs (excluding our CEO) did not change in fiscal 2023, compared to fiscal 2022. As discussed below under “Equity Award Granted in Fiscal 2023 to Mr. Tan and Dr. Kawwas,” the PSU award granted to our CEO in fiscal 2023 is intended to replace all of our CEO’s incentive compensation through fiscal 2027. As such, our CEO did not receive an APB Plan payout in fiscal 2023 and the independent directors do not intend to provide our CEO with an annual cash incentive opportunity through fiscal 2027.
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NEO	Fiscal 2023 APB Plan Target Bonus (as a % of eligible earnings)	Change in Fiscal 2023
Hock E. Tan	0%	(100)%
Kirsten M. Spears	100%	0%
Mark D. Brazeal	100%	0%
Charlie B. Kawwas, Ph.D.	100%	0%
Fiscal 2023 APB Plan
For fiscal 2023 there were three primary pillars established under the APB Plan as outlined below.
Corporate Financial Goals	• Revenue • Adjusted non-GAAP operating income (as a % of revenue)
Division Financial and Strategic Goals	• Direct expense and fiscal responsibility of the division • Divisional strategic goals
Individual Multiplier	• Strategic • Operational excellence • Leadership and contributions to Broadcom’s values and culture
Annual cash incentive bonuses under the APB Plan are calculated as follows based on the performance components above and payable in cash:

(1)
In the case of Dr. Kawwas, the corporate financial goals are weighted 100%. In the case of Ms. Spears and Mr. Brazeal, the corporate financial goals are weighted 50% and the division financial and strategic goals are weighted 50%.

(2)	Revenue and adjusted non-GAAP operating income are evenly weighted in the corporate financial goals.
Corporate Financial Goals
In December 2022, the Compensation Committee reviewed the structure of the APB Plan, including the metrics, targets and applicable adjustments. Upon consultation with the management team and considering Broadcom's financial plan and strategic objectives, the Compensation Committee recommended and the independent directors approved the corporate financial goals for fiscal 2023 under the APB Plan. The additional revenue and the adjusted non-GAAP operating income that would be generated by the VMware acquisition were excluded from the corporate financial goals as the closing of the acquisition had not yet occurred at that time. The target levels were designed to require substantial effort to achieve, while driving a significant increase in stockholder value. Each goal carried an equal weighting of 50% of the corporate financial goal pillar.
The corporate financial goals for the fiscal 2023 APB Plan are set forth below.
Corporate Financial Goals	Threshold	Target	Maximum
Revenue (in millions)	$34,200	$36,000	$37,800
Adjusted Non-GAAP Operating Income (as a % of revenue)	62.0%	64.0%	68.0%
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Division Financial and Strategic Goals
In December 2022, the Compensation Committee, upon consultation with the management team and considering Broadcom’s financial plan and strategic objectives, set the second pillar under the APB Plan — the division financial and strategic goals. These goals are based on the Compensation Committee’s assessment of the business requirements of the particular division to which the goals relate and the relative importance of the goals to the division. For fiscal 2023, the division financial and strategic goals for Ms. Spears and Mr. Brazeal were based on metrics related to their specific divisions, including direct expense and fiscal responsibility. The division financial and strategic goals set by the Compensation Committee were designed to be difficult to attain and to require substantial effort by the division and the NEO to achieve. Due to Dr. Kawwas’ responsibilities as President, Semiconductor Solutions Group, his attainment of the corporate and division goals does not include division financial and strategic goals and is based solely upon the corporate financial goals.
Individual Multiplier
The third pillar under the APB Plan includes a review of each executive officer’s performance over the fiscal year based on pre-established goals set forth below.
Strategic	• M&A activity, new product development, product innovation, advances in technology and/or growth initiatives
Operational Excellence	• Operational efficiency, cybersecurity, risk, automation and organizational improvements
Leadership, Values & Culture	• Talent retention, succession planning and reinforcing Broadcom’s values and culture and employee engagement
The Compensation Committee conducts a review of the performance for each executive officer with input from our CEO (except his own) and each of their individual multiplier is approved by the Compensation Committee. The individual multiplier may range between 50% and 150%. Executive officers who consistently meet and exceed their individual goals, as determined by the Compensation Committee, may receive an individual multiplier at or above 100% while executive officers who meet some, but not all, of their individual goals may receive an individual multiplier below 100%. The Compensation Committee may assign an individual multiplier of 0% for executive officers who do not meet any of their goals under the individual multiplier pillar of the APB Plan.
Fiscal 2023 APB Plan Attainment
In December 2023, the Compensation Committee and the independent directors reviewed Broadcom’s actual performance for fiscal 2023, as well as the performance of our executive officers, to determine the level of achievement for the corporate financial goals and the division financial and strategic goals, and to assign an individual multiplier for each of our executive officers, excluding the CEO.
Corporate Financial Goals
For fiscal 2023, we achieved revenue of $35.8 billion and adjusted non-GAAP operating margin was 63.4%, both of which were below the pre-established target attainment levels of performance. See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Corporate Financial Goals	Target	Actual Attainment	% of Target Attainment
Revenue (in millions)	$36,000	$35,819	95%
Adjusted Non-GAAP Operating Income (as a % of revenue)	64.0%	63.4%	86%
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Division Financial & Strategic Goals
For Ms. Spears and Mr. Brazeal, the Compensation Committee evaluated their actual level of achievement of the pre-established division financial and strategic goals discussed above. Based on this evaluation, in December 2023, the Compensation Committee determined the division financial and strategic goals performance percentage for each of Ms. Spears and Mr. Brazeal as set forth below in “Fiscal 2023 APB Plan Payout Amounts.”
Individual Multiplier
The Compensation Committee, with input from our CEO, determined the individual multipliers for each of our NEOs (other than our CEO) for fiscal 2023 based on the pre-established goals related to strategy, operational excellence and leadership, values and culture discussed above. The specific achievements of Ms. Spears, Mr. Brazeal and Dr. Kawwas that the Compensation Committee considered are set forth below.
Kirsten M. Spears
 • Utilized a balanced and opportunistic approach to achieve consistent capital allocation
 • Returned significant capital to stockholders by continuing to grow dividends per share as cash flow increased, together with the stock repurchase program
 • Drove the execution of a credit agreement, which provided funding for the VMware acquisition

Mark D. Brazeal
 • Led and managed regulatory approvals with U.S. and international regulatory bodies in connection with the VMware acquisition
 • Continued efforts to expand operational excellence with proven management of risk, litigation and privacy matters across our global business
 • Navigated challenging regulatory and geopolitical environment, with heightened focus on regulatory compliance and climate-related matters

Charlie B. Kawwas, Ph.D.
 • Executed multi-billion dollar deals with strategic customers during the semiconductor industry’s cyclical slowdown
 • Delivered 9% increase in fiscal 2023 revenue through strategic leadership and management of the Semiconductor Solutions Group and its product portfolio, including achieving 15% target of semiconductor revenue from products that support generative AI
 • Played key role in supporting regulatory approval process for the VMware acquisition

Fiscal 2023 APB Plan Payout Amounts
The final attainment under our fiscal 2023 APB Plan is set forth in the table below.
NEO(1)	Base Salary	Bonus Target	Corporate & Division Goals			Individual Multiplier	Bonus Payout
			Revenue	Adjusted Non- GAAP Operating Margin	Division
Kirsten M. Spears	$412,000	100%	95%	86%	112%	120%	$500,275 (121% of Target)
			Total Corporate & Division: 101%
Mark D. Brazeal	$515,000	100%	95%	86%	120%	120%	$649,984 (126% of Target)
			Total Corporate & Division: 105%
Charlie B. Kawwas, Ph.D.	$721,000	100%	95%	86%	—	120%	$781,715 (108% of Target)
			Total Corporate: 90%
(1)
Mr. Tan did not receive an APB Plan payout in fiscal 2023 as his fiscal 2023 PSU award was front-loaded to cover five annual cash incentive payouts under the APB Plan and five years of annual equity awards. The independent directors do not intend to provide Mr. Tan with annual cash incentive payouts under the APB Plan through fiscal 2027.

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Long-Term Incentive Compensation
Our equity awards serve as a long-term reward and retention tool for our executive officers and are intended to reflect market practice and the value we place on their contribution to Broadcom. In addition, our equity awards provide our executive officers with a strong incentive to remain with and build value in Broadcom over an extended period.
The Compensation Committee believes that granting RSU and PSU awards furthers the objectives of our compensation philosophy by motivating strategic financial performance improvement and maximizing our stock price and total stockholder return. By doing so, the interests of our executive officers are closely aligned with our stockholders’ interests.
The Compensation Committee has historically granted equity awards under our annual equity program to our executive officers (other than our CEO) in March of each year, with 50% in the form of RSU awards and 50% in the form of PSU awards at target.
Following our Board’s review of our compensation strategy and leadership planning, the independent directors granted Mr. Tan and the Compensation Committee granted Dr. Kawwas equity awards at the start of fiscal 2023, as further described below. The Compensation Committee granted equity awards to Ms. Spears and Mr. Brazeal under our annual equity program in March 2023 as further described below.
Equity Award Granted in Fiscal 2023 to Mr. Tan and Dr. Kawwas
Equity Award Granted to Mr. Tan
When determining the annual fiscal 2023 equity award incentive opportunity for Mr. Tan, the independent directors considered Mr. Tan’s leadership in increasing our TSR since our initial public offering in 2009, which continues to significantly outperform the S&P 500 as illustrated below. The independent directors also considered how Mr. Tan helped increase our market capitalization from $3.8 billion at our initial public offering in 2009 to over $191.5 billion at the end of fiscal 2022. The independent directors believe Mr. Tan has been and continues to be the main driving force behind Broadcom’s transformation from a semiconductor company into a leading infrastructure technology company that has increased TSR by over 6,100% since our initial public offering in 2009.

On October 31, 2022 (the “Grant Date”), the independent directors, in consultation with Meridian, granted Mr. Tan a PSU award with the opportunity to earn up to 1,000,000 shares contingent on both achievement of formidable stock price performance hurdles and continued service requirements over a five-year vesting period (the “2023 Tan PSU Award”). The independent directors approved the 2023 Tan PSU Award to retain Mr. Tan and incentivize Mr. Tan to successfully execute our long-term growth strategy and drive substantial returns to our stockholders. The 2023 Tan PSU Award aligns Mr. Tan’s interests with those of our stockholders by shifting a significant portion of Mr. Tan’s compensation opportunity to long-term performance-based compensation and providing a significant incentive for Mr. Tan to continue to lead Broadcom and execute our long-term growth strategy, including the acquisition and integration of VMware.
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The grant date fair value of the maximum vesting opportunity under the 2023 Tan PSU Award was $160,540,000 (per ASC 718) and was based on the aggregate value of five annual cash incentive payouts under the APB Plan and five years of annual equity awards as discussed below.
Equity Award Granted to Dr. Kawwas
On the Grant Date, the Compensation Committee, in consultation with Meridian, granted Dr. Kawwas a PSU award with the opportunity to earn up to 300,000 shares with vesting terms similar to the 2023 Tan PSU Award and contingent on both achievement of the same formidable stock price performance hurdles and continued service requirements over a five-year vesting period (the “2023 Kawwas PSU Award,” and together with the 2023 Tan PSU Award, the “2023 Tan/Kawwas PSU Awards”). The Compensation Committee approved the 2023 Kawwas PSU Award in recognition of Dr. Kawwas’ expanded role with his promotion as President, Semiconductor Solutions Group in July 2022 and increased responsibilities in overseeing our broad semiconductor portfolio in addition to continuing to oversee worldwide semiconductor sales and global operations, and to provide a significant incentive for Dr. Kawwas to successfully execute our long-term growth strategy.
The grant date fair value of the maximum vesting opportunity under the 2023 Kawwas PSU Award was $48,162,000 (per ASC 718) and was based on the aggregate value of five years of annual equity awards as discussed below.
Equity Award Granted to Mr. Tan and Dr. Kawwas is Front-Loaded
When determining the maximum value of the 2023 Tan/Kawwas PSU Awards, the independent directors and the Compensation Committee considered and targeted an annual equity opportunity based on an assessment of the highly competitive landscape for executive talent with a strong track record of success among technology-focused companies and a review of compensation practices among our peer companies. The independent directors and the Compensation Committee also considered what would be an appropriate award value to effectively incentivize achievement of formidable stock price performance hurdles while keeping annual compensation opportunities consistent with the compensation peer group benchmarks.
Based on these considerations and in consultation with Meridian, the independent directors determined that the annualized GAAP value of $32.1 million for Mr. Tan and the Compensation Committee determined that the annualized GAAP value of $9.6 million for Dr. Kawwas were within a competitive range comparable for similar positions at companies in our compensation peer group and/or market survey data.
However, to incentivize and retain Mr. Tan and Dr. Kawwas through fiscal 2027 and in consideration of past retention success with multi-year equity awards, the independent directors front-loaded the 2023 Tan PSU Award to cover five annual cash incentive payouts under the APB Plan and five years of annual equity awards for Mr. Tan and the Compensation Committee front-loaded the 2023 Kawwas PSU Award to cover five years of annual equity awards for Dr. Kawwas as illustrated in the tables below.
2023 Tan PSU Award

During the five-year vesting period, the independent directors do not intend to grant Mr. Tan annual equity awards and Mr. Tan will not be eligible to receive annual cash incentive payouts under the APB Plan because the 2023 Tan PSU Award was front-loaded.
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2023 Kawwas PSU Award

During the five-year vesting period, the Compensation Committee does not intend to grant Dr. Kawwas annual equity awards because the 2023 Kawwas PSU Award was front-loaded.
Equity Award Granted to Mr. Tan and Dr. Kawwas Aligns with Stockholder Interests
The 2023 Tan/Kawwas PSU Awards are 100% at risk and designed to further align the interests of Mr. Tan and Dr. Kawwas with those of our stockholders because the 2023 Tan/Kawwas PSU Awards incentivize sustaining significant value appreciation and retention over a five-year period.

Earning Period
The earning period begins after the third anniversary of the Grant Date and concludes on the fifth anniversary of the Grant Date (the “Earning Period”).
Formidable Performance Hurdles
The independent directors and the Compensation Committee considered various performance criteria and goals, including relative TSR, when determining the annual fiscal 2023 equity award incentive opportunity. However, because Broadcom (i) has transformed from a semiconductor company into a leading infrastructure technology company and (ii) operates in a highly competitive talent market, the independent directors and the Compensation Committee determined that formidable stock price performance hurdles would be the most effective performance measure to (x) directly tie incentives to growth in stockholder value, (y) incentivize Mr. Tan and Dr. Kawwas to successfully execute our long-term growth strategy that would position Broadcom for the next stage of sustained long-term growth and (z) retain Mr. Tan and Dr. Kawwas through fiscal 2027.
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The stock price hurdles of $825, $950 and $1,125 are significantly higher than the $470.12 closing price of Broadcom common stock on the Grant Date and the stock price levels previously achieved by Broadcom as of the Grant Date. The stock price hurdles reflect a 75.5%, 102.1% and 139.3% increase to the $470.12 closing price of Broadcom common stock over a five-year period.
The shares under the 2023 Tan/Kawwas PSU Awards can be earned only during the Earning Period if (i) the average closing price of Broadcom common stock over consecutive 20-trading days (the “Average Stock Price”) is equal to or exceeds the stock price hurdles ($825, $950 and $1,125) during the Earning Period and (ii) there is no Termination of Services (defined below), except as otherwise set forth below and in the PSU agreements.
One-third of the 1,000,000 shares under the 2023 Tan PSU Award and one-third of the 300,000 shares under the 2023 Kawwas PSU Award will be earned for each stock price hurdle attained during the Earning Period, with no interpolation between the price hurdles. Any shares earned during the Earning Period but prior to the fifth anniversary of the Grant Date will be subject to continued vesting through the fifth anniversary of the Grant Date contingent on Mr. Tan’s and Dr. Kawwas’ continued employment on such vesting date, except as otherwise set forth below and in the PSU agreements.
If the Average Stock Price does not equal or exceed $825 during the Earning Period, the 2023 Tan/Kawwas PSU Awards will be forfeited in full and cancelled on the fifth anniversary of the Grant Date.
If prior to the Earning Period, Mr. Tan or Dr. Kawwas incurs a termination of employment, consultancy or Board membership (the “Termination of Services”) (i) for Good Reason (as defined in Mr. Tan’s and Dr. Kawwas’ severance benefit agreement), (ii) by Broadcom without Cause (as defined in Mr. Tan’s and Dr. Kawwas’ severance benefit agreement) or (iii) due to death or Permanent Disability (as defined in the PSU agreements) (each, a “Covered Termination”), the Average Stock Price will be subject to a compound annual growth rate (CAGR) calculation. For the shares to be issuable, the calculated CAGR must equal or exceed 11.9%, 15.1% or 19.1% (the “CAGR Milestones”), and the payout will be prorated.
If during the Earning Period, Mr. Tan or Dr. Kawwas incurs a Covered Termination or, in the case of Mr. Tan, retirement, the Earning Period will end and the Average Stock Price will be determined; provided, however, in the event of retirement, the payout will be prorated.
Equity Awards Granted in Fiscal 2023 to Ms. Spears and Mr. Brazeal
The Compensation Committee has not granted regular annual equity awards to Ms. Spears or Mr. Brazeal since granting them multi-year equity awards in January 2019 (the “2019 Multi-Year Equity Awards”). See the “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Incentive Compensation” in our Proxy Statement filed with the SEC on February 18, 2020 for a detailed discussion of the 2019 Multi-Year Equity Awards. In March 2022, the last tranche of the 2019 Multi-Year Equity Awards started to vest and as such, the Compensation Committee, following a review of the annual equity award incentive opportunity for Ms. Spears and Mr. Brazeal, granted Ms. Spears and Mr. Brazeal annual equity awards in fiscal 2023 (the “2023 Spears/Brazeal Awards”). Fifty percent of the 2023 Spears/Brazeal Awards are in the form of a service-based RSU award and 50% are in the form of a PSU award, assuming target performance.
The grant date for the 2023 Spears/Brazeal Awards was March 15, 2023. The 2023 Spears/Brazeal Awards will vest on the same basis as two annual equity awards with staggered vesting start dates of March 15, 2023 and March 15, 2024. Each award will vest as to 25% of the shares underlying such award on each annual anniversary of the applicable vesting start date, subject to continued employment on the relevant vesting date and, with respect to the PSU awards, attainment of the applicable performance criteria.
To continue to closely align Ms. Spears’ and Mr. Brazeal’s interests with those of our stockholders, each PSU award may be earned, if at all, based on our TSR performance compared to the S&P 500 (“Relative TSR”) and absolute TSR performance, over four overlapping performance periods, commencing on March 2nd immediately preceding the applicable March 15th vesting start date and ending on March 1st of the first, second, third and fourth years following the performance period commencement date. The number of shares that may be earned is capped at 25% of the target number of shares subject to the applicable PSU award for each of the first three performance periods. In the aggregate, up to 200% of the total target number of shares subject to the applicable PSU award may be earned, if at the end of the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. Within 60 days after the end of each performance period, the Compensation Committee will determine the number of shares earned based on our Relative TSR over the performance period expressed as a percentile as follows:
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•	Relative TSR less than the 25th percentile, no shares will be earned for that performance period.
•	Relative TSR at the 25th percentile, 50% of the target number of shares subject to that performance period will be earned.
•	Relative TSR at the 50th percentile, 100% of the target number of shares subject to that performance period will be earned.
•	For the fourth performance period:
•	Relative TSR greater than 50th but less than 75th percentile, between 100% and 200% of the total number of the target shares subject to the award will be earned.
•	Relative TSR at or greater than 75th percentile, 200% of the total number of the target shares subject to the award will be earned.
•	In the aggregate, the maximum payout over four years is 200% of the total target number of shares.
•	If our absolute TSR for the fourth performance period is negative, maximum payout over four years is 100% of the total target number of shares.
•	If the Relative TSR is between two of the percentile levels, the number of shares earned will be determined using linear interpolation.
The number of shares earned will be determined by multiplying the target number of shares subject to the performance period (25% of the total target number of shares) by an achievement factor (the “Achievement Factor”). The Achievement Factor is based on our Relative TSR for the performance period. For the fourth performance period, the Achievement Factor is based on our Relative TSR, as well as the sum of the Achievement Factors for the first three performance periods (the “Prior Achievement Sum”). However, if our absolute TSR is negative for the fourth performance period, then the maximum number of shares that may be earned is 100% of the total target number of shares.
Relative TSR	Achievement Factor
Performance Periods 1, 2 and 3
At the 50th Percentile of the S&P 500	1
At the 25th Percentile of the S&P 500	0.5
Below the 25th Percentile of the S&P 500	0
Performance Period 4
At the 75th Percentile of the S&P 500	Absolute TSR Negative = 4 less the Prior Achievement Sum Absolute TSR Neutral or Positive = 8 less the Prior Achievement Sum (not to exceed, in aggregate, 200% of the target number of shares)
At the 50th Percentile of the S&P 500	4 less the Prior Achievement Sum
At the 25th Percentile of the S&P 500	Prior Achievement Sum greater than or equal to 1.5 = 0.5 Prior Achievement Sum less than 1.5 = 2 less the Prior Achievement Sum
Below the 25th Percentile of the S&P 500	0
PSU Awards Earned in 2022 – 2023 Performance Period
The PSU awards granted to our NEOs (other than our CEO) in fiscal 2019, 2021, 2022 and 2023 are generally subject to four overlapping performance periods. The PSU awards granted to Mr. Tan and Dr. Kawwas in fiscal 2021 were subject to a three year performance period as further described below. Following completion of each performance period the Compensation Committee confirms the Relative TSR attained and the shares earned under the applicable PSU award.
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2019 PSU Awards
The 2019 Multi-Year Awards that commenced vesting in fiscal 2019 were subject to four overlapping performance periods ending on each March 1st of 2020, 2021, 2022 and 2023. The table below sets forth the Relative TSR attainment and the number of shares earned for the completed performance period, as confirmed by the Compensation Committee. As our Relative TSR was greater than the 75th percentile and our absolute TSR was positive for the fourth performance period, the NEOs earned 200% of the aggregate target shares subject to the PSU award.
Performance Period	% of Target Shares Earned	Number of Shares Earned			Relative TSR Performance Over Period
		Kirsten M. Spears	Mark D. Brazeal	Charlie B. Kawwas, Ph.D.	2019	2020	2021	2022	2023
1	95.67%	1,495 shares	1,795 shares	2,394 shares		48th Percentile
2	100%	1,562 shares	1,875 shares	2,500 shares			90th Percentile
3	100%	1,562 shares	1,875 shares	2,500 shares				90th Percentile
4	200%	7,881 shares	9,455 shares	12,606 shares					91st Percentile
The 2019 Multi-Year Awards that commenced vesting in fiscal 2020 are subject to four overlapping performance periods ending on each March 1st of 2021, 2022, 2023 and 2024. The table below sets forth the Relative TSR attainment and the number of shares earned for the completed performance period, as confirmed by the Compensation Committee.
Performance Period	% of Target Shares Earned	Number of Shares Earned			Relative TSR Performance Over Period
		Kirsten M. Spears	Mark D. Brazeal	Charlie B. Kawwas, Ph.D.	2020	2021	2022	2023
1	100%	1,562 shares	1,875 shares	2,500 shares		92nd Percentile
2	100%	1,562 shares	1,875 shares	2,500 shares			93rd Percentile
3	100%	1,562 shares	1,875 shares	2,500 shares				91st Percentile
The 2019 Multi-Year Awards that commenced vesting in fiscal 2021 are subject to four overlapping performance periods ending on each March 1st of 2022, 2023, 2024 and 2025. The table below sets forth the Relative TSR attainment and the number of shares earned for the completed performance period, as confirmed by the Compensation Committee.
Performance Period	% of Target Shares Earned	Number of Shares Earned			Relative TSR Performance Over Period
		Kirsten M. Spears	Mark D. Brazeal	Charlie B. Kawwas, Ph.D.	2021	2022	2023
1	100%	1,562 shares	1,875 shares	2,500 shares		69th Percentile
2	100%	1,562 shares	1,875 shares	2,500 shares			74th Percentile
The 2019 Multi-Year Awards that commenced vesting in fiscal 2022 are subject to four overlapping performance periods ending on each March 1st of 2023, 2024, 2025 and 2026. The table below sets forth the Relative TSR attainment and the number of shares earned for the completed performance period, as confirmed by the Compensation Committee.
Performance Period	% of Target Shares Earned	Number of Shares Earned			Relative TSR Performance Over Period
		Kirsten M. Spears	Mark D. Brazeal	Charlie B. Kawwas, Ph.D.	2022	2023
1	100%	1,562 shares	1,875 shares	2,500 shares		61st Percentile
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Spears Promotion PSU Award
The promotion PSU award granted to Ms. Spears in December 2020 is subject to four overlapping performance periods ending on each March 1st of 2021, 2022, 2023 and 2024 and vest, to the extent earned, on the anniversary of the grant date, subject to Ms. Spears’ continued employment on the vesting date. The table below sets forth the Relative TSR attainment and the number of shares earned for the completed performance period, as confirmed by the Compensation Committee. The shares earned for the third performance period ending March 1, 2023 vested on December 15, 2023.
Performance Period	% of Target Shares Earned	Number of Shares Earned	Relative TSR Performance Over Period
		Kirsten M. Spears	2020	2021	2022	2023
1	100%	3,250 shares		92nd Percentile
2	100%	3,250 shares			93rd Percentile
3	100%	3,250 shares				91st Percentile
Mr. Tan and Dr. Kawwas PSU Award
The PSU awards granted to Mr. Tan and Dr. Kawwas in April 2021 were subject to a performance period beginning on November 2, 2020 and ending on October 29, 2023. The table below sets forth the Relative TSR attainment and the number of shares earned for the completed performance period, as confirmed by the Compensation Committee. Our absolute TSR was positive over the performance period.
Performance Period	% of Target Shares Earned	Number of Shares Earned		Relative TSR Performance Over Period
		Hock E. Tan	Charlie B. Kawwas, Ph.D.	2020	2021	2022	2023
2020 – 2023	300% (Tan)	179,400 shares	35,880 shares				93rd Percentile
	200% (Kawwas)
Brazeal Promotion PSU Award
The promotion PSU award granted to Mr. Brazeal in December 2021 is subject to four overlapping performance periods ending on each March 1st of 2022, 2023, 2024 and 2025 and vest, to the extent earned, on the anniversary of the grant date, subject to Mr. Brazeal’s continued employment on the vesting date. The table below sets forth the Relative TSR attainment and the number of shares earned for the completed performance period, as confirmed by the Compensation Committee. The shares earned for the second performance period ending March 1, 2023 vested on December 15, 2023.
Performance Period	% of Target Shares Earned	Number of Shares Earned	Relative TSR Performance Over Period
		Mark D. Brazeal	2021	2022	2023
1	100%	2,000 shares		69th Percentile
2	100%	2,000 shares			74th Percentile
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ADDITIONAL COMPENSATION PRACTICES AND POLICIES
Employee Stock Purchase Plan
Executives employed by our participating subsidiaries, including all of our NEOs, may also participate in our Employee Stock Purchase Plan (the “ESPP”). Our ESPP provides eligible employees with the opportunity to acquire Broadcom common stock through periodic payroll deductions, at a 15% discount, based on a six-month “look-back” period.
Other Compensation
The Compensation Committee provides modest perquisites and other personal benefits to our executives on a case-by-case basis. Typically, the Compensation Committee will provide a perquisite to an executive in limited circumstances, such as where it believes that such benefit is appropriate to assist in the performance of the executive’s duties, to make the executive more efficient and effective, and for recruitment, motivation, retention or security purposes. For example, in fiscal 2023, Mr. Tan received reimbursement for travel to his residence in Pennsylvania and a car service for business-related travel in the San Francisco Bay Area, as approved by the independent directors. For additional information on the perquisites and other personal benefits provided to our NEOs in fiscal 2023, see the “Fiscal 2023 Summary Compensation Table” below.
Severance and Change in Control Benefits
The Compensation Committee believes that severance and change in control arrangements are important components of the overall executive compensation program for our NEOs. Severance arrangements provide a stable work environment and are used primarily to attract and retain individuals with the requisite experience and ability to drive our success. Change in control provisions help to secure the continued employment and dedication of our NEOs, to reduce any concern that they might have regarding their own continued employment prior to or following a change in control of Broadcom and to promote continuity of management during a corporate transaction.
Each of our NEOs is eligible for severance and change in control payments and benefits under their respective severance benefit agreement, including vesting acceleration of the equity awards following a Covered Termination (as defined below under “Executive Compensation — Severance Benefits Agreements; Death and Permanent Disability Policies; Retirement”) in connection with a change in control, which is commonly referred to as a “double trigger” provision. The Compensation Committee provides such payments and benefits to our NEOs based on its review of severance practices at the companies in our compensation peer group and as the result of arms’ length negotiations at the time our NEOs commence employment with Broadcom, when they are requested to take on additional responsibilities, or from time to time if deemed necessary or desirable to achieve parity with other NEOs or otherwise. Further, we believe our double trigger change in control arrangements protect stockholder value by allowing us the opportunity to deliver a motivated management team to any potential acquirer. If we did not offer such change in control arrangements, our NEOs could be less motivated to pursue a potential acquisition even if such a transaction would benefit our stockholders, due to the possibility that they would lose the potential value of their unvested equity compensation upon an acquisition.
For a summary of the material terms and conditions of these arrangements, as well as an estimate of the post-employment payments and benefits that our NEOs are eligible to receive, see “Executive Compensation — Severance Benefits Agreements; Death and Permanent Disability Policies; Retirement” below.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement, as required by Item 402(b) of Regulation S-K. Based upon such review and related discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting and Broadcom’s Annual Report on Form 10-K for fiscal 2023.
COMPENSATION COMMITTEE

Harry L. You, Chair
Diane M. Bryant
Eddy W. Hartenstein
Check Kian Low
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EXECUTIVE COMPENSATION
FISCAL 2023 SUMMARY COMPENSATION TABLE
The following table sets forth information about compensation awarded to, paid to or earned by our NEOs during fiscal 2023, 2022 and 2021.
Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)	Total ($)
Hock E. Tan President and Chief Executive Officer	2023	$1,200,000	$160,540,000(3)	$—(4)	$86,161(5)	$161,826,161
	2022	1,200,000	53,913,448	5,400,000	93,523	60,606,971
	2021	1,200,000	54,056,808	5,400,000	46,819	60,703,627
Kirsten M. Spears Chief Financial Officer and Chief Accounting Officer	2023	412,000	14,310,050	500,275	19,800(6)	15,242,125
	2022	403,969	—	641,854	18,300	1,064,124
	2021	392,781	13,451,047	584,233	17,596	14,445,657
Mark D. Brazeal Chief Legal and Corporate Affairs Officer	2023	515,000	14,310,050	649,984	19,800(6)	15,494,834
	2022	504,962	12,474,520	885,701	18,300	13,883,483
	2021	500,000	—	818,750	17,400	1,336,150
Charlie B. Kawwas, Ph.D. President, Semiconductor Solutions Group	2023	721,000	48,162,000(7)	781,715	19,800(6)	49,684,515
	2022	706,946	—	1,589,720	18,300	2,314,967
	2021	678,462	20,115,046	1,517,885	17,400	22,328,793
(1)
Represents the grant date fair value of RSU and PSU awards, determined in accordance with ASC 718. The maximum grant date fair values for the PSU awards do not differ from the fair values presented in this table. The amounts in this column do not reflect compensation actually received by the NEOs or the actual value that may be recognized by the NEOs. For a discussion of the valuation assumptions used in the calculations, see Note 2 to the Consolidated Financial Statements included in Part II, Item 8 of our 2023 Annual Report filed with the SEC on December 14, 2023. For Ms. Spears and Mr. Brazeal, although the 2023 Spears/Brazeal Awards have two staggered vesting start dates of March 15, 2023 and 2024, under ASC 718 we are required to include the grant date fair value of all the 2023 Spears/Brazeal Awards in fiscal 2023.

(2)
Represents amounts paid under the APB Plan for each fiscal year. More information about the determination of the amounts paid is provided above in “Compensation Discussion and Analysis — Elements of Fiscal 2023 Executive Compensation Program — Annual Cash Incentive Bonus Plan.”

(3)
Represents the grant date fair value of the maximum vesting opportunity under the 2023 Tan PSU Award that was front-loaded to cover five annual cash incentive payouts under the APB Plan and five years of annual equity awards. During the five-year vesting period, the independent directors do not intend to grant Mr. Tan annual equity awards and Mr. Tan will not be eligible to receive annual cash incentive payouts under the APB Plan because the 2023 Tan PSU Award was front-loaded. The target annualized amount is provided below in the “Supplemental Fiscal 2023 Summary Compensation Table.”

(4)
Mr. Tan did not receive an APB Plan payout in fiscal 2023 as his 2023 Tan PSU Award was front-loaded to cover five annual cash incentive payouts under the APB Plan and five years of annual equity awards.

(5)	Represents $5,301 in expense reimbursements for travel to Mr. Tan’s residence in Pennsylvania, $19,800 401(k) plan employer matching contribution and $61,060 for car service.
(6)	Represents 401(k) plan employer matching contributions.
(7)
Represents the grant date fair value of the maximum vesting opportunity under the 2023 Kawwas PSU Award that was front-loaded to cover five years of annual equity awards. During the five-year vesting period, the Compensation Committee does not intend to grant Dr. Kawwas annual equity awards because the 2023 Kawwas PSU Award was front-loaded. The target annualized amount is provided below in the “Supplemental Fiscal 2023 Summary Compensation Table.”

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SUPPLEMENTAL FISCAL 2023 SUMMARY COMPENSATION TABLE
The Fiscal 2023 Summary Compensation Table above is prepared in accordance with SEC requirements and the amount set forth in the “Stock Awards” column for Mr. Tan and Dr. Kawwas is the grant date fair value of the PSU awards granted to them in fiscal 2023 as determined in accordance with ASC 718.
The Supplemental Fiscal 2023 Summary Compensation Table is being provided as the independent directors front-loaded Mr. Tan’s 2023 Tan PSU Award to cover five annual cash incentive payouts under the APB Plan and five years of annual equity awards and the Compensation Committee front-loaded Dr. Kawwas’ 2023 Kawwas PSU Award to cover five years of annual equity awards.
The table below sets forth the same summary information as the Fiscal 2023 Summary Compensation Table above for Mr. Tan and Dr. Kawwas, other than in the “Stock Awards” column. The amount in the “Stock Awards” column in the table below sets forth only the grant date fair value under ASC 718 of one-fifth of the total value of the award as Mr. Tan’s 2023 Tan PSU Award and Dr. Kawwas’ 2023 Kawwas PSU Award were both front-loaded.
Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)	Total ($)
Hock E. Tan President and Chief Executive Officer	2023	$1,200,000	$32,108,000	$—(3)	$86,161(4)	$33,394,161
Charlie B. Kawwas, Ph.D. President, Semiconductor Solutions Group	2023	721,000	9,632,400	781,715	19,800(5)	11,154,915
(1)
Represents one-fifth of the grant date fair value of the 2023 Tan/Kawwas PSU Awards determined in accordance with ASC 718. The amounts in this column do not reflect compensation actually received by the NEOs or the actual value that may be recognized by the NEOs. For a discussion of the valuation assumptions used in the calculations, see Note 2 to the Consolidated Financial Statements included in Part II, Item 8 of our 2023 Annual Report filed with the SEC on December 14, 2023.

(2)
Represents amounts paid under the APB Plan for each fiscal year. More information about the determination of the amounts paid is provided above in “Compensation Discussion and Analysis — Elements of Fiscal 2023 Executive Compensation Program — Annual Cash Incentive Bonus Plan.”

(3)
Mr. Tan did not receive an APB Plan payout in fiscal 2023 as his 2023 Tan PSU Award was front-loaded to cover five annual cash incentive payouts under the APB Plan and five years of annual equity awards.

(4)	Represents $5,301 in expense reimbursements for travel to Mr. Tan’s residence in Pennsylvania, $19,800 401(k) plan employer matching contribution and $61,060 for car service.
(5)	Represents 401(k) plan employer matching contributions.
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FISCAL 2023 GRANTS OF PLAN-BASED AWARDS TABLE
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name	Grant Date	Vesting Start Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Hock E. Tan	APB Plan		$—	$—	$—
	10/31/22	10/31/22				333,333(4)	666,667(4)	1,000,000(4)		$160,540,000
Kirsten M. Spears	APB Plan		25,750	412,000	834,300
	03/15/23	03/15/23				625(5)	5,000(5)	10,000(5)		4,584,500
	03/15/23	03/15/24				625(5)	5,000(5)	10,000(5)		3,983,300
	03/15/23	03/15/23							5,000(6)	2,912,450
	03/15/23	03/15/24							5,000(6)	2,829,800
Mark D. Brazeal	APB Plan		32,187	515,000	1,042,875
	03/15/23	03/15/23				625(5)	5,000(5)	10,000(5)		4,584,500
	03/15/23	03/15/24				625(5)	5,000(5)	10,000(5)		3,983,300
	03/15/23	03/15/23							5,000(6)	2,912,450
	03/15/23	03/15/24							5,000(6)	2,829,800
Charlie B. Kawwas, Ph.D.	APB Plan		90,125	721,000	1,622,250
	10/31/22	10/31/22				100,000(4)	200,000(4)	300,000(4)		48,162,000
(1)
Represents potential payouts under the APB Plan for fiscal 2023. Target bonus amounts were 100% as a percentage of eligible earnings for each of Ms. Spears, Mr. Brazeal and Dr. Kawwas. The threshold amount for Dr. Kawwas was 12.5% of his target bonus amounts, calculated based on the achievement of a single corporate financial goal at 50% of target and an individual performance multiplier of 50%. The threshold amount for each of Ms. Spears and Mr. Brazeal was 6.25% of their respective target bonus amounts, calculated based on the achievement of a single corporate financial goal or the division financial and strategic goals at 25% of target and an individual performance multiplier of 50%. The maximum amount for Dr. Kawwas was 225% of target, which assumes maximum (150%) performance for each corporate financial goal and an individual performance multiplier of 150%. The maximum amount for each of Ms. Spears and Mr. Brazeal was 202.5% of target, which assumes maximum (150%) performance for each corporate financial goal, maximum (120%) performance for their division financial and strategic goals and an individual performance multiplier of 150%.

(2)	All equity awards were granted under the 2012 Stock Incentive Plan (the “2012 Plan”).
(3)
Represents the grant date fair value of the equity awards, as determined in accordance with ASC 718. The maximum grant date fair values for the PSU awards do not differ from the fair values presented in this table. For a discussion of the valuation assumptions used in the calculations, see Note 2 to the Consolidated Financial Statements included in Part II, Item 8 of our 2023 Annual Report filed with the SEC on December 14, 2023.

(4)
Represents the 2023 Tan/Kawwas PSU Award with vesting contingent on both achievement of stock price hurdles (the “Price Hurdles”) and the NEO’s continued employment on the vesting date of October 31, 2027 (the “Vesting Date”). No portion of the PSU award will be earned unless the Average Stock Price meets or exceeds the Price Hurdles during the Earning Period. One-third of shares will be earned for achieving each Price Hurdle during the Earning Period, with no interpolation between Price Hurdles. Any shares earned during the Earning Period but prior to the Vesting Date will be subject to the NEO’s continued employment on the Vesting Date. If the lowest Price Hurdle is not met on or prior to the Vesting Date, the PSU award will be cancelled.

(5)
Represents the 2023 Spears/Brazeal Awards, which will vest at a rate of 25% per year on each anniversary of the applicable vesting start date, subject to the NEO’s continued employment on the relevant vesting date and the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The 2023 Spears/Brazeal Awards have staggered vesting start dates of March 15, 2023 and March 15, 2024. The performance criteria is based on our Relative TSR over four overlapping performance periods beginning on the March 2nd immediately prior to the applicable vesting start date and ending on March 1st of the first, second, third and fourth years following the performance period commencement date. The number of shares that may be earned is capped at 25% of the target number of shares for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares for each PSU award, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. If the minimum performance criteria is not met, no shares will be issued and the PSU award will be cancelled.

(6)
Represents the 2023 Spears/Brazeal Awards, which vest at a rate of 25% per year on each anniversary of the applicable vesting start date, subject to the NEO’s continued employment on the relevant vesting date.

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FISCAL 2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
		Stock Awards(1)				Multi- Year Equity Award Vest Start Date
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested(2) ($)
Hock E. Tan	11/01/21	—	$—	147,711(3)	$123,834,994
	10/31/22	—	—	666,667(4)	558,906,946
Kirsten M. Spears	01/15/19	1,562(5)	1,309,518	7,814(6)	6,550,945	03/15/20
	01/15/19	3,124(5)	2,619,037	9,376(7)	7,860,463	03/15/21
	01/15/19	4,687(5)	3,929,393	10,938(8)	9,169,982	03/15/22
	12/15/20	6,500(9)	5,449,340	16,250(10)	13,623,350
	12/15/20	3,250(11)	2,724,670
	03/15/23	5,000(12)	4,191,800	10,000(13)	8,383,600	03/15/23
	03/15/23	5,000(12)	4,191,800	10,000(13)	8,383,600	03/15/24
Mark D. Brazeal	01/15/19	1,875(5)	1,571,925	9,375(6)	7,859,625	03/15/20
	01/15/19	3,750(5)	3,143,850	11,250(7)	9,431,550	03/15/21
	01/15/19	5,625(5)	4,715,775	13,125(8)	11,003,475	03/15/22
	12/15/21	6,000(14)	5,030,160	12,000(15)	10,060,320
	12/15/21	2,000(16)	1,676,720
	03/15/23	5,000(12)	4,191,800	10,000(13)	8,383,600	03/15/23
	03/15/23	5,000(12)	4,191,800	10,000(13)	8,383,600	03/15/24
Charlie B. Kawwas, Ph.D.	01/15/19	2,500(5)	2,095,900	12,500(6)	10,479,500	03/15/20
	01/15/19	5,000(5)	4,191,800	15,000(7)	12,575,400	03/15/21
	01/15/19	7,500(5)	6,287,700	17,500(8)	14,671,300	03/15/22
	04/05/21	5,980(17)	5,013,393
	10/31/22	—	—	200,000(4)	167,672,000
(1)	The awards shown in these columns are awards granted under the Avago Technologies Limited 2009 Equity Incentive Plan (the “Avago Plan”) unless otherwise noted.
(2)	The amounts shown in this column represent the number of unvested shares multiplied by $838.36, the closing price of Broadcom common stock on October 27, 2023 (the last trading day of fiscal 2023).
(3)
Represents a PSU award granted under the 2012 Plan based on attainment of the maximum performance level as performance through October 29, 2023 was tracking above target. The PSU award is earned based on our Relative TSR and absolute TSR performance measured over the period of November 1, 2021 through November 3, 2024, as determined by the independent directors and subject to Mr. Tan’s continued employment on the vesting date of November 3, 2024. In the aggregate, Mr. Tan may earn up to 300% of the target number of shares if our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative, provided that no shares will be earned if our Relative TSR is not at or above the 25th percentile of the S&P 500.

(4)
Represents the 2023 Tan/Kawwas PSU Award granted under the 2012 Plan based on attainment of the target performance level as performance through October 29, 2023 was tracking between threshold and target. Vesting is contingent on both achievement of Price Hurdles and the NEO’s continued employment on the Vesting Date. No portion of the PSU award will be earned unless the Average Stock Price meets or exceeds the Price Hurdles during the Earning Period. One-third of shares will be earned for achieving each Price Hurdle during the Earning Period, with no interpolation between Price Hurdles. Any shares earned during the Earning Period but prior to the Vesting Date will be subject to the NEO’s continued employment on the Vesting Date. If the lowest Price Hurdle is not met on or prior to the Vesting Date, the PSU award will be cancelled.

(5)
Represents a RSU award under the 2019 Multi-Year Awards that will vest as to 25% on each anniversary of the applicable vesting start date, subject to the NEO’s continued employment on the applicable vesting date.

(6)
Represents a PSU award under the 2019 Multi-Year Awards based on attainment of the maximum performance level as performance through October 29, 2023 was tracking at above target. The PSU award will vest as to 25% of the target number of shares on each anniversary of March 15, 2020, subject to the NEO’s continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2020 and ending on each of March 1 of 2021, 2022, 2023 and 2024, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares, if during the fourth performance period our Relative TSR is at or above the 75th

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percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500. Our Relative TSR for the first, second and third performance periods was at the 92nd, 93rd and 91st percentile, respectively, and, as a result, 25% of the PSU award was earned in each of fiscal 2021, 2022, and 2023.
(7)
Represents a PSU award under the 2019 Multi-Year Awards based on attainment of the maximum performance level as performance through October 29, 2023 was tracking at above target. The PSU award will vest as to 25% of the target number of shares on each anniversary of March 15, 2021, subject to the NEO’s continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2021 and ending on each of March 1 of 2022, 2023, 2024 and 2025, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500. Our Relative TSR for the first and second performance periods was at the 69th and 74th percentile, respectively, and, as a result, 25% of the PSU award was earned in each of fiscal 2022 and 2023.

(8)
Represents a PSU award under the 2019 Multi-Year Awards based on attainment of the maximum performance level as performance through October 29, 2023 was tracking at above target. The PSU award will vest as to 25% of the target number of shares on each anniversary of March 15, 2022, subject to the NEO’s continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2022 and ending on each of March 1 of 2023, 2024, 2025 and 2026, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500. Our Relative TSR for the first performance period was at the 61st percentile and, as a result, 25% of the PSU award was earned in fiscal 2023.

(9)
Represents a RSU award granted under the LSI Corporation 2003 Equity Incentive Plan (the “LSI Plan”) that vests as to 25% on each anniversary of the grant date, subject to Ms. Spears’ continued employment on the applicable vesting date.

(10)
Represents a PSU award granted under the LSI Plan based on the attainment of the maximum performance level as performance through October 29, 2023 was tracking above target. The PSU award will vest as to 25% of the target number of shares on each anniversary of December 15, 2020, subject to Ms. Spears’ continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2020 and ending on each of March 1 of 2021, 2022, 2023 and 2024, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares for each of the first three performance periods. In the aggregate, Ms. Spears may earn up to 200% of the target number of shares, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is below the 25th percentile of the S&P 500. Our Relative TSR for the first performance period was at the 92nd percentile and, as a result, 25% (3,250 shares) of the PSU award was earned in fiscal 2021 and vested in fiscal 2022. Our Relative TSR for the second performance period was at the 93rd percentile and, as a result, 25% (3,250 shares) of the PSU award was earned in fiscal 2022 and vested in fiscal 2023. Our Relative TSR for the third performance period was at the 91st percentile and, as a result, 25% (3,250 shares) of the PSU award was earned in fiscal 2023 but remained unvested until December 15, 2023.

(11)	Represent shares earned under a PSU award (referenced in footnote (10)) in fiscal 2023 that remain subject to Ms. Spears’ continued employment on December 15, 2023.
(12)
Represents the 2023 Spears/Brazeal Award granted under the 2012 Plan that will vest as to 25% on each anniversary of the applicable vesting start date, subject to the NEO’s continued employment on the applicable vesting date.

(13)
Represents the 2023 Spears/Brazeal Award granted under the 2012 Plan based on attainment of the maximum performance level as performance through October 29, 2023 was tracking at above target. The PSU award will vest as to 25% of the target number of shares on each anniversary of the applicable vesting start date, subject to the NEO’s continued employment on the applicable vesting date and achievement of specified performance goals, as determined by the Compensation Committee. The 2023 Spears/Brazeal Award has staggered vesting start dates of March 15, 2023 and March 15, 2024. The performance criteria is based on our Relative TSR over four overlapping performance periods beginning on March 2nd immediately prior to the application vesting start date and ending on each of March 1st of the first, second, third and fourth years following the performance period commencement date. The number of shares that may be earned is capped at 25% of the target number of shares for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500.

(14)	Represents a RSU award granted under the 2012 Plan that vests as to 25% on each anniversary of the grant date, subject to Mr. Brazeal’s continued employment on the applicable vesting date.
(15)
Represents a PSU award granted under the 2012 Plan based on the attainment of the maximum performance level as performance through October 29, 2023 is tracking above target. The PSU award will vest as to 25% on each anniversary of December 15, 2021, subject to Mr. Brazeal’s continued employment on the applicable vesting date and achievement of specified performance goals based on our Relative TSR over four performance periods beginning on March 2, 2021 and ending on each of March 1 of 2022, 2023, 2024 and 2025, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares for each of the first three performance periods. In the aggregate, Mr. Brazeal may earn up to 200% of the target number of shares, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. No shares will be earned for a performance period if our Relative TSR is below the 25th percentile of the S&P 500. Our Relative TSR for the first performance period was at the 69th percentile and, as a result, 25% (2,000 shares) of this PSU award was earned in fiscal 2022 and vested in fiscal 2023. Our Relative TSR for the second performance period was at the 74th percentile and, as a result, 25% (2,000 shares) of this PSU award was earned in fiscal 2023 but remained unvested until December 15, 2023.

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(16)	Represent shares earned under a PSU award (referenced in footnote (15)) in fiscal 2023 but remain subject to Mr. Brazeal’s continued employment on December 15, 2023.
(17)	Represents a RSU award granted under our 2012 Plan that vest as to one-third on each anniversary of December 15, 2020, subject to Dr. Kawwas’ continued employment on the applicable vesting dates.
FISCAL 2023 OPTION EXERCISES AND STOCK VESTED TABLE
The following table sets forth information regarding the vesting of stock awards during fiscal 2023 for each of our NEOs. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of Broadcom common stock as reported on the Nasdaq Global Select Market on the date the stock awards vested. Value Realized on Vesting represents long-term gain over multiple years of service by the NEO and are not considered as part of a NEO’s fiscal 2023 compensation.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Hock E. Tan	198,337	$160,212,854
Kirsten M. Spears	25,317	15,407,195
Mark D. Brazeal	26,580	16,367,983
Charlie B. Kawwas, Ph.D.	71,966	52,264,757
(1)	Includes shares vested under RSU and PSU awards granted in fiscal 2019, 2020, 2021 and 2022.
SEVERANCE BENEFIT AGREEMENTS; DEATH AND PERMANENT DISABILITY POLICIES; RETIREMENT
Severance Benefit Agreements — General Terms
Each of our NEOs is a party to a severance benefits agreement with Broadcom (as may be amended or restated from time to time, a “severance benefit agreement”).
These severance benefits agreements provide each NEO with severance payments and other benefits in the event termination of employment is without cause, due to death or permanent disability or for “good reason,” as such terms are defined in the severance benefits agreements (a “Covered Termination”), provided that the NEO timely executes a general release of claims in Broadcom’s favor.
If a Covered Termination takes place within 12 months following (or in the case of Mr. Tan, within three months prior to or 12 months following) a “change in control” (as defined in the severance benefits agreement) of Broadcom, Broadcom must provide the NEO with:
Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage	Equity Award Vesting Acceleration(2)
Hock E. Tan	24 months	200%	—	100%
Kirsten M. Spears	12 months	100%	12 months	100%
Mark D. Brazeal	12 months	100%	12 months	100%
Charlie B. Kawwas, Ph.D.	12 months	100%	12 months	100%
(1)	Bonus payments are calculated using the lesser of the NEO’s prior year’s actual bonus or target bonus.
(2)
The NEO will receive full acceleration of all outstanding RSU awards and acceleration of outstanding PSU awards, after giving effect to any deemed satisfaction of performance goals in accordance with this footnote (2).

For Mr. Tan, Dr. Kawwas and Ms. Spears, except as otherwise provided in an applicable award agreement, for PSU awards for which the performance period has not been completed, the performance goals will be deemed met at target levels. For Mr. Brazeal, the performance goals applicable to his PSU awards will be deemed satisfied up to 100% in the discretion of our Board, based on Broadcom’s performance through the date of the change in control. The severance benefit agreements for Messrs. Tan and Brazeal, and Dr. Kawwas also contain alternative language that would apply to PSU awards that vest based on stock price contingencies, but no such awards were outstanding as of October 29, 2023, except for the 2023 Tan/Kawwas PSU Awards, which terms supersede those in the severance benefits agreement.
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Generally under the terms of the outstanding PSU awards with performance based on TSR, the performance goals will be based on Broadcom’s performance through a date within 10 days prior to the change in control and the Achievement Factor will be calculated on a date before the change in control, as determined by the plan administrator.
Under the terms of the 2023 Tan/Kawwas PSU Awards, the performance goals will be based on the greater of (i) Broadcom's performance through a date within 10 days prior to the change in control and (ii) the price paid per share in the change in control. If such date occurs prior to the Earning Period the determination of performance will also be based on the CAGR calculation and achievement of CAGR Milestones.
If a Covered Termination takes place other than in connection with a “change in control” (as defined in the severance benefits agreement) of Broadcom, Broadcom must provide the NEO with:
Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage	Cash Payments in Exchange for Equity Cancellation	Equity Award Vesting Acceleration
Hock E. Tan	12 months	100%	—	—	Prorated(3)
Kirsten M. Spears	9 months	50%	6 months	—	—
Mark D. Brazeal	9 months	50%	6 months	—	—
Charlie B. Kawwas, Ph.D.	9 months	50%	6 months	18 months acceleration(2)	Prorated(3)
(1)	Bonus payments are calculated using the lesser of the NEO’s prior year’s actual bonus or prior year’s target bonus.
(2)
If termination of employment without “cause” or for “good reason” occurs during the Continuation Period (as defined below), Dr. Kawwas will receive a lump sum cash amount after his release of claims becomes effective and irrevocable equal to: (x) that number of shares that would have vested under his outstanding RSU and PSU awards had he remained continuously employed by Broadcom for an additional 18 months following his termination, with the performance goals deemed met at target performance, multiplied by (y) the closing price of Broadcom common stock on the date his employment terminates (or, if there is no closing price on such date, then the closing price on the last preceding trading date).

(3)
Under the terms of the 2023 Tan/Kawwas PSU Awards, the pro-rated number of shares will be determined based on Broadcom's performance through a date within 10 days prior to the termination date and, if such date occurs prior to the Earning Period, the determination of performance will also be based on the CAGR calculation and achievement of CAGR Milestones.

The definition of “good reason” generally means any of the following, subject to certain notice and cure period provisions: (A) a material reduction in the NEO’s salary (other than as part of a broad salary reduction program instituted because Broadcom is in financial distress); (B) a substantial reduction in the NEO’s duties and responsibilities; (C) the elimination or reduction of the NEO’s eligibility to participate in Broadcom’s benefit programs that is inconsistent with the eligibility of our executives to participate therein; (D) Broadcom informs the NEO of its intention to transfer the NEO’s primary workplace to a location that is more than 50 miles from the location of the NEO’s primary workplace as of such date; (E) Broadcom’s material breach of the severance benefits agreement that is not cured within 60 days written notice thereof; and (F) any serious chronic mental or physical illness of the NEO or a member of the NEO’s family that requires the NEO to terminate their employment because of substantial interference with the NEOs duties; provided, that at Broadcom’s request the NEO provides Broadcom with a written physician’s statement confirming the existence of such mental or physical illness. For Dr. Kawwas, a termination during the period between and inclusive of December 10, 2020 and December 15, 2023 (such period, the “Continuation Period”) for “good reason” also includes: (A) an adverse change or reduction in either (i) their position, title, reporting responsibilities or duties or (ii) compensation, or (B) being required to report to anyone other than our CEO or our Board.
Acceleration of Equity Awards in the Event of Death or Permanent Disability
Upon an executive officer’s death or permanent disability, Broadcom’s Death and Permanent Disability Policies provide for the full acceleration of vesting of the executive officer’s outstanding and unvested equity awards that have started vesting and would otherwise vest solely based on the executive officer’s continued service, including PSU awards for which the performance criteria have been met as of the date of such death or permanent disability. Under such circumstances, any PSU awards held by executive officers with performance periods that have started but not ended will have their performance goals deemed achieved at 100% of target levels, with all other terms and conditions deemed met. However, pursuant to the terms of the 2023 Spears/Brazeal Awards, holders are not entitled to full acceleration of vesting of these awards except with respect to those awards for which the vesting start date has already occurred at the time of the applicable executive officer’s death or disability. The Death Policy applies to all of our employees, directors and other service providers, including the NEOs, while the Permanent Disability Policy applies to (i) any officer of Broadcom, as such term is defined in Exchange Act Rule 16a-1 and (ii) any member of the CEO’s executive staff, including the NEOs, as determined by the CEO. The benefits provided under the Death and Permanent Disability Policies are intended to be additive to any benefits a NEO becomes entitled to under any other policy, program, plan or agreement (including severance benefit agreements), generally unless our Board, the Compensation Committee or the Policy Committee (as defined in the applicable policy) determines otherwise.
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Retirement
Under the PSU awards granted to Mr. Tan in fiscal 2021 (the “2021 PSU Award”) and fiscal 2022 (the “2022 PSU Award”), if Mr. Tan retires from Broadcom prior to the applicable vesting date noted below, the performance period for each of these PSU awards will end on the date of his retirement notice and vest on his retirement date, subject to achievement of the applicable performance goals. Under the 2023 Tan PSU Award, if Mr. Tan retires from Broadcom prior to the vesting date noted below, but during the Earning Period, the performance period for the PSU award will end on the date of his retirement notice and a pro-rated portion of the PSU award will vest on his retirement date, subject to achievement of the Price Hurdles. As the Earning Period had not started as of the end of fiscal 2023, no shares are eligible to vest under the retirement provision. Any retirement notice must be provided at least 30 days prior to Mr. Tan’s retirement date. The following table reflects the potential payments Mr. Tan would be entitled to receive if he had provided a retirement notice on September 29, 2023 and retired effective October 29, 2023.
PSU Award	Ordinary Course Vesting Date	Shares Accelerated(1) (#)	Value of PSU Acceleration(2) ($)
2021 PSU Award	10/29/23	179,400	$150,401,784
2022 TSR PSU Award	11/03/24	147,711	123,834,994
2023 Tan PSU Award	10/31/27	—	—
(1)
Number of shares for which the performance goals having been deemed satisfied based on Broadcom’s actual performance immediately prior to October 29, 2023. No shares subject to the 2023 Tan PSU Award were eligible to vest as the Earning Period had not started as of October 29, 2023.

(2)	Based on a per share price of $838.36, the closing price of Broadcom common stock on October 27, 2023 (the last trading day of fiscal 2023).
POTENTIAL PAYMENTS AND BENEFITS UPON CERTAIN TERMINATIONS OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL
The following table reflects the potential payments and benefits to which our NEOs would be entitled under their severance benefits agreements and equity award agreements in effect as of the end of fiscal 2023 in the event of a Covered Termination taking place within 12 months following a change in control of Broadcom (or in the case of Mr. Tan three months before or 12 months following a change in control of Broadcom). The amounts presented in the table assume an employment termination date and a change in control date of October 29, 2023 and that all eligibility requirements contemplated by the NEO’s respective agreements and our policies and practices, as applicable, were met.
Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)	Health Benefits Continuation Coverage(1) ($)	Value of RSU/ PSU Acceleration(2) ($)	Total ($)
Hock E. Tan	$2,400,000	$—	$—	$1,112,596,778(3)(4)	$167,770,395
Kirsten M. Spears	412,000	412,000	26,358	45,588,340	46,438,698
Mark D. Brazeal	515,000	515,000	26,168	46,738,570	47,794,738
Charlie B. Kawwas, Ph.D.	721,000	721,000	26,015	319,314,557(3)(4)	320,782,572
(1)	Represents the cost of our subsidized continued healthcare benefits based on our current costs to provide such coverage.
(2)
This amount includes the number of shares subject to (a) RSU awards and/or (b) PSU awards for which the performance goals have been deemed satisfied based on Broadcom’s actual performance immediately prior to October 29, 2023, in each case multiplied by $838.36, the closing price of Broadcom common stock on October 27, 2023 (the last trading day of fiscal 2023).

(3)
This amount includes the number of shares subject to the PSU Awards that vested on October 29, 2023, multiplied by $838.36, the closing price of Broadcom common stock on October 27, 2023 (the last trading day of fiscal 2023).

(4)
This amount includes the number of shares subject to 2023 Tan/Kawwas PSU Awards based on Broadcom’s performance through a date within 10 days prior to October 29, 2023 and, as the Earning Period has not started, the achievement of the CAGR Milestones, multiplied by $838.36, the closing price of Broadcom common stock on October 27, 2023 (the last trading day of fiscal 2023).

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POTENTIAL PAYMENTS AND BENEFITS UPON CERTAIN TERMINATIONS OF EMPLOYMENT
The following table reflects the potential payments and benefits to which our NEOs would be entitled under their severance benefits agreements in effect as of the end of fiscal 2023, in the event of a Covered Termination taking place not in connection with a change in control of Broadcom. The amounts presented in the table assume an employment termination date of October 29, 2023 and that all eligibility requirements contemplated by the NEO’s respective agreements and our policies and practices, as applicable, were met.
Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)	Health Benefits Continuation Coverage(1) ($)	Cash Payments in Exchange for Equity Cancellation ($)	Value of RSU/ PSU Acceleration ($)	Total ($)
Hock E. Tan	$1,200,000	$—	$—	$—	$166,570,395(3)	$167,770,395
Kirsten M. Spears	309,000	154,500	13,179	—	—	476,679
Mark D. Brazeal	386,250	193,125	13,084	—	—	592,459
Charlie B. Kawwas, Ph.D.	540,750	270,375	13,008	51,039,357(2)	49,971,286(3)	101,834,776
(1)	Represents the cost of the subsidized continued healthcare benefits based on the current costs to provide such coverage.
(2)
This amount includes the number of shares that would have vested under outstanding RSU and PSU awards (including shares that vested on October 29, 2023) had Dr. Kawwas remained continuously employed by Broadcom for an additional 18 months following October 29, 2023, with any applicable performance conditions deemed to have been achieved at target performance, multiplied by $838.36, the closing price of Broadcom common stock on October 27, 2023 (the last trading day of fiscal 2023).

(3)
This amount includes the pro-rated number of shares subject to the 2023 Tan/Kawwas PSU Awards based on Broadcom’s performance through a date within 10 days prior to October 29, 2023 and, as the Earning Period has not started, the achievement of the CAGR Milestones, multiplied by $838.36, the closing price of Broadcom common stock on October 27, 2023 (the last trading day of fiscal 2023).

POTENTIAL PAYMENTS UNDER OUR DEATH AND PERMANENT DISABILITY POLICIES
The following table reflects the additional potential payments and benefits to which our NEOs would be entitled under the Death and Permanent Disability Policies in effect as of October 29, 2023, in the event of death or permanent disability. The amounts presented in the table assume a termination of employment date of October 29, 2023 and that all eligibility requirements contemplated by the Death and Permanent Disability Policies were met.
Name	Value of RSU/PSU Acceleration ($)(1)
Hock E. Tan	$358,250,510(2)
Kirsten M. Spears	32,277,698
Mark D. Brazeal	37,307,020
Charlie B. Kawwas, Ph.D.	110,215,836(2)
(1)
The amounts represent the number of shares issued upon full acceleration of each RSU award that has begun vesting and each PSU award for which the performance period has begun with the performance goals deemed achieved at target performance levels, multiplied by $838.36, the closing price of Broadcom common stock on October 27, 2023 (the last trading day of fiscal 2023), including the PSU awards that vested on October 29, 2023.

(2)
This amount includes the pro-rated number of shares subject to the 2023 Tan/Kawwas PSU Awards based on Broadcom’s performance through a date within 10 days prior to October 29, 2023 and, as the Earning Period has not started, the achievement of the CAGR Milestones, multiplied by $838.36, the closing price of Broadcom common stock on October 27, 2023 (the last trading day of fiscal 2023).

57

CEO PAY RATIO
In accordance with SEC rules, Broadcom is providing the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees (the “Ratio”).
CEO PAY RATIO
For fiscal 2023, the annual total compensation of our CEO, as reported in the “Fiscal 2023 Summary Compensation Table,” is $161,826,161. The median of the annual total compensation of all our employees is $317,199. Therefore, the Ratio calculated in accordance with Item 402(u) of Regulation S-K is 510 to 1.
In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with SEC executive compensation disclosure rules. This calculation is the same calculation used to determine the total compensation for purposes of the “Fiscal 2023 Summary Compensation Table” with respect to each of our NEOs.
SUPPLEMENTAL CEO PAY RATIO
As noted in the CD&A, the 2023 Tan PSU Award is front-loaded and intended to cover five annual cash incentive payouts under the APB Plan and five years of annual equity awards.
After dividing the GAAP value of the 2023 Tan PSU Award by five to approximate its targeted annual value, Mr. Tan’s annual total compensation is reduced to $33,394,161, as shown in the “Supplemental Fiscal 2023 Summary Compensation Table” above. Therefore, our supplemental CEO pay ratio, which more accurately reflects Mr. Tan’s target compensation on an annual basis, is 105 to 1.
IDENTIFICATION OF MEDIAN EMPLOYEE
As permitted by SEC rules, for purposes of calculating the Ratio set forth above, we identified a median employee based on the following methodology for fiscal 2023:
•
We collected compensation data from our human resources system of record for approximately 10,400 U.S. employees and 8,900 non-U.S. employees, excluding our CEO, whether employed on a full-time, part-time, temporary or seasonal basis, as of October 29, 2023, which was the last day of fiscal 2023. We excluded non-U.S. employees in certain jurisdictions that in aggregate make up less than 5% of our global workforce.(1)

•
We annualized the compensation of all permanent full-time and part-time employees who we hired between October 30, 2022 and October 29, 2023. We applied an exchange rate used in our human resources system of record as of November 1, 2023 to convert all international currencies into U.S. dollars.

•
We used target total cash compensation as of October 29, 2023, as our consistently applied compensation measure. In this context, target total cash compensation meant (i) the applicable annual base salary level in effect as of October 29, 2023 and (ii) the annual incentive cash target amount or commission target amount payable for service in fiscal 2023.

COMPARABILITY
The Ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this pay ratio disclosure may not be comparable to the pay ratio reported by other companies.
(1)	Approximate number of employees in each excluded jurisdiction: Bulgaria (148), Czech Republic (463), Estonia (62), Italy (89), Japan (110), Poland (71) and Slovakia (20).
58

PAY VERSUS PERFORMANCE
The following tables and related disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the NEOs. The Compensation Committee did not consider this pay versus performance disclosure in making its pay decisions for any of the years shown. For a discussion of how the Compensation Committee seeks to align pay with performance when setting NEO compensation, see “Compensation Discussion and Analysis” above beginning on page 29.
Year	Summary Compensation Table (“SCT”) Total for Principal Executive Officer (“PEO”)(1)(2) ($)	Compensation Actually Paid (“CAP”) to PEO(3) ($)	Average SCT Total for Non-PEO NEOs(1)(4) ($)	Average CAP to Non-PEO NEOs(5)($)	Value of Initial Fixed $100 Investment based on: (6)		Net Income ($ Millions)	Net Revenue ($ Millions)(7)
					TSR ($)	Peer Group TSR ($)
2023	$161,826,161	$767,654,487	$26,807,158	$119,860,261	$261.58	$131.38	$14,082	$35,819
2022	60,606,971	49,890,953	4,444,960	(11,048,223)	143.70	106.05	11,495	33,203
2021	60,703,627	84,077,321	14,983,358	42,183,932	156.83	144.43	6,736	27,450
(1)	Hock E. Tan was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.
2023	2022	2021
Kristen M. Spears	Kristen M. Spears	Kristen M. Spears
Mark D. Brazeal	Mark D. Brazeal	Mark D. Brazeal
Charlie B. Kawwas, Ph.D.	Charlie B. Kawwas, Ph.D.	Charlie B. Kawwas, Ph.D.
	Thomas H. Krause, Jr.	Thomas H. Krause, Jr.
(2)	The amounts in this column are the amounts reported in the “Total” column of the “Fiscal 2023 Summary Compensation Table” for the listed fiscal years for our PEO.
(3)
The amounts in this column represent the amount of CAP to our PEO as calculated in accordance with Item 402(v) of Regulation S-K and reflect the following adjustments made to the SCT total compensation for our PEO for each year to determine CAP.

			Equity Award Adjustments
		Deduct:	Add:	Add/(Deduct):	Add:	Add:
Year	SCT Total ($)	Value of Stock Awards in SCT(a) ($)	Year End Fair Value of Unvested Awards Granted in Covered Year ($)	Year Over Year Change in Fair Value of Unvested Awards from Prior Years ($)	Vesting Date Fair Value for Awards Granted and Vested in the Covered Year ($)	Change in Fair Value of Awards from Prior Years that Vested in Covered Year ($)	CAP ($)
2023	$161,826,161	$(160,540,000)	$591,790,000	$79,438,766	$—	$95,139,560	$767,654,487
2022	60,606,971	(53,913,448)	40,333,831	(6,091,708)	8,955,307	—	49,890,953
2021	60,703,627	(54,056,808)	61,353,932	—	—	16,076,570	84,077,321
(a)	Equity values are the amounts reported in the “Stock Awards” column of the “Fiscal 2023 Summary Compensation Table,” calculated in accordance with ASC 718.
(4)
The amounts in this column are the average amounts reported in the “Total” column of the “Fiscal 2023 Summary Compensation Table” for the listed fiscal years (or the “Fiscal Year 2022 Summary Compensation Table” in our Proxy Statement filed with the SEC on February 17, 2023 for Mr. Krause) for our Non-PEO NEOs.

(5)
The amounts in this column represent the average amount of CAP to the Non-PEO NEOs as calculated in accordance with Item 402(v) of Regulation S-K and reflect the following adjustments made to the average SCT total compensation for the Non-PEO NEOs for each year to determine the CAP.

59

			Equity Award Adjustments
		Deduct:	Add:	Add/(Deduct):	Add:	Deduct:
Year	Average SCT Total ($)	Average Value of Stock Awards in SCT(a) ($)	Average Year End Fair Value of Unvested Awards Granted in Covered Year ($)	Average Year Over Year Change in Fair Value of Unvested Awards from Prior Years ($)	Average Change in Fair Value of Awards from Prior Years that Vested in Covered Year ($)	Average Prior Year End Fair Value of Awards from Prior Years Forfeited in Covered Year ($)	Average CAP ($)
2023	$26,807,158	$(25,594,033)	$73,237,174	$35,100,917	$10,309,045	$—	$119,860,261
2022	4,444,960	(3,118,630)	2,133,722	(3,757,512)	2,071,401	(12,822,164)	(11,048,223)
2021	14,983,358	(13,420,285)	16,065,386	19,949,490	4,605,983	—	42,183,932
(a)
Equity values are the amounts reported in the “Stock Awards” column of the “Fiscal 2023 Summary Compensation Table” (or the “Fiscal Year 2022 Summary Compensation Table” in our Proxy Statement filed with the SEC on February 17, 2023 for Mr. Krause), calculated in accordance with ASC 718.

(6)
The NASDAQ 100 Index is the industry peer group we used for the purposes of the stock performance graph required by Item 201(e) of Regulation S-K included in our 2023 Annual Report. This table assumes $100 was invested in Broadcom and in the NASDAQ 100 Index, respectively, for the period starting October 30, 2020 through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance. The compensation peer group referenced by the Compensation Committee for purposes of determining executive compensation is discussed under “Compensation Discussion and Analysis — Compensation Competitive Analysis.”

(7)
As discussed under “Compensation Discussion and Analysis — Elements of Fiscal 2023 Executive Compensation Program — Annual Cash Incentive Bonus Plan” above, net revenue is one of the corporate financial goals used to determine the APB Plan payout, which we determined to be the most important financial performance measure used to link Broadcom performance to CAP to our PEO and Non-PEO NEOs in fiscal 2023. Therefore, net revenue is designated as our Company Selected Measure for fiscal 2023. This performance measure may not have been the most important financial performance measure for fiscal 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

RELATIONSHIP BETWEEN CAP AND FINANCIAL PERFORMANCE
The following charts illustrate the relationship between CAP to our PEO and the average of CAP to our Non-PEO NEOs, and our cumulative TSR, net income and net revenue over the three most recently completed fiscal years.

PEO and Average Non-PEO CAP Versus Broadcom TSR
900
800
700
600
500
400
300
200
100
0
-100
CAP ($ Millions)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Broadcom TSR (FYE 2020 Indexed to $100)
100.00
156.83
143.70
261.58
84.1
42.2
49.9
-11.0
767.7
119.9
2020
2021
2022
2023
Fiscal Year
PEO CAP
Average Non-PEO NEO CAP
Broadcom TSR

60

PEO and Average Non-PEO CAP Versus Net Income
CAP ($ Millions)
Net Income ($ Millions)
900
800
700
600
500
400
300
200
100
0
-100
18000
16000
14000
12000
10000
8000
6000
4000
2000
0
84.1
42.2
49.9
-11.0
767.7
119.9
6,736
11,495
14,082
2021
2022
2023
Fiscal Year
PEO CAP
Average Non-PEO NEO CAP
Broadcom Net Income

PEO and Average Non-PEO CAP Versus Net Revenue
CAP ($ Millions)
900
800
700
600
500
400
300
200
100
0
-100
Net Revenue ($ Millions)
36000
32000
28000
24000
20000
16000
12000
8000
4000
0
27,450
33,203
35,819
84.1
42.2
49.9
-11.0
767.7
119.9
2021
2022
2023
Fiscal Year
PEO CAP
Average Non-PEO NEO CAP
Broadcom Net Revenue

61

RELATIONSHIP BETWEEN OUR TSR AND INDUSTRY PEER GROUP TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the NASDAQ 100 Index over the same period.

Comparison of Cumulative TSR of Broadcom and NASDAQ 100
TSR (10/30/2020 Indexed to $100)
$300
$250
$200
$150
$100
$50
$0
11/1/2020
10/31/2021
10/30/2022
10/29/2023
$156.83
$144.43
$143.70
$106.05
$261.58
$131.38
Broadcom TSR
NASDAQ 100 TSR

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
The following table presents the financial performance measures that Broadcom considers to have been the most important in linking CAP to our PEO and other NEOs to Broadcom’s performance for fiscal 2023. The measures in this table are not ranked.
Net Revenue Adjusted Operating Margin Divisional Expense Metric Individual Performance Modifier
62

EQUITY COMPENSATION PLAN INFORMATION
PLANS APPROVED BY OUR STOCKHOLDERS
Broadcom has three equity compensation plans that have been approved by our stockholders: the Avago Plan, the 2012 Plan and the ESPP. The Avago Plan expired in July 2019 and no new grants may be made under the Avago Plan. Neither the 2012 Plan nor the ESPP have an expiration date.
PLANS NOT APPROVED BY OUR STOCKHOLDERS
As of October 29, 2023, Broadcom assumed outstanding equity awards granted under the LSI Plan, the Brocade 2009 Stock Plan, the Brocade Amended and Restated Inducement Award Plan, the CA, Inc. 2011 Incentive Plan and under other equity compensation plans or agreements that were assumed by Broadcom in connection with our acquisitions of LSI, Broadcom Corporation, Brocade Communications Systems, CA and other companies that originally granted those awards.
The following table sets forth as of October 29, 2023 the number and weighted-average exercise price of shares of Broadcom common stock to be issued upon the exercise of outstanding stock options and vesting of RSU and PSU awards, and the number of shares remaining available for future issuance under all of our equity compensation plans.
Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)(1) (b)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	21,717,908(2)	$203.16	36,328,962(3)
Employee stock purchase plans approved by stockholders			5,684,763
Equity compensation plans not approved by stockholders	44,200(4)	51.12	—
Total	21,762,108	103.51	42,013,725
(1)	Shares issuable upon vesting of RSU and PSU awards have been excluded from the calculation of the weighted average exercise price because they have no exercise price associated with them.
(2)
Represents (i) 2,157,516 shares that may be issued upon vesting of outstanding RSU and PSU awards (assuming the maximum performance level) granted under the Avago Plan and (ii) 631 shares subject to outstanding stock options and 19,559,761 shares that may be issued upon the vesting of outstanding RSU and PSU awards (assuming the maximum performance level) granted under the 2012 Plan.

(3)	Shares available for issuance under the 2012 Plan.
(4)
Represents (i) 1,163 shares subject to outstanding stock options and 43,000 shares that may be issued upon the vesting of outstanding RSU and PSU awards (assuming the maximum performance level) granted under the LSI Plan and (ii) 37 shares subject to outstanding stock options granted under other equity compensation plans and agreements assumed by Broadcom in connection with our acquisition of other companies that originally established those plans or agreements.

For additional information regarding our equity compensation plans, please refer to Note 10 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our 2023 Annual Report.
63

STOCKHOLDER INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information about the beneficial ownership of Broadcom common stock as of February 22, 2024 for:
•	each of our directors and nominees for director;
•	each named executive officer; and
•	all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all common stock that they beneficially own.
Common stock subject to RSU awards that vest within 60 days of February 22, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the equity award for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
In the table below, percentage ownership is based on 463,420,929 shares of common stock outstanding as of February 22, 2024.
	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Number of Shares Common Stock	Percentage of Common Stock
Five Percent Stockholders:
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	43,345,888	9.4%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	34,702,372	7.5%
Capital World Investors(4) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	28,136,651	6.1%
Capital International Investors(5) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	23,912,351	5.2%
Directors and Executive Officers:
Diane M. Bryant(6)	1,989	*
Gayla J. Delly(7)	3,361	*
Raul J. Fernandez(8)	1,610	*
Kenneth Y. Hao(9)	192,055	*
Eddy W. Hartenstein(10)	8,190	*
Check Kian Low(11)	15,951	*
Justine F. Page(12)	3,235	*
Henry Samueli, Ph.D.(13)	8,853,056	1.9%
Hock E. Tan	177,796	*
Harry L. You(14)	3,510	*
Mark D. Brazeal(15)	17,643	*
Charlie B. Kawwas, Ph.D.(16)	81,135	*
Kirsten M. Spears(17)	10,194	*
All 13 current directors and executive officers as a group(18)	9,369,725	2.0%
*	Represents beneficial ownership of less than 1%.
(1)	Amounts shown in the table above include securities held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
64

(2)
Number of shares of common stock is based solely on information reported by The Vanguard Group on the Schedule 13G/A filed with the SEC on February 13, 2024, reporting ownership as of December 31, 2023. According to such Schedule 13G/A. The Vanguard Group has sole dispositive power over 41,384,823 of these shares, shared dispositive power over 1,961,065 of these shares and shared voting power over 585,340 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 22, 2024.

(3)
Number of shares of common stock is based solely on information reported by BlackRock, Inc. on the Schedule 13G/A filed with the SEC on January 26, 2024, reporting ownership as of December 31, 2023. According to such Schedule 13G/A, BlackRock, Inc. has sole dispositive power over these shares and sole voting power over 31,620,077 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 22, 2024.

(4)
Number of shares of common stock is based solely on information reported by Capital World Investors on the Schedule 13G/A filed with the SEC on February 9, 2024, reporting ownership as of December 31, 2023. According to such Schedule 13G/A, Capital World Investors has sole dispositive power over these shares and sole voting power over 28,012,047 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 22, 2024.

(5)
Number of shares of common stock is based solely on information reported by Capital International Investors on the Schedule 13G/A filed with the SEC on February 9, 2024, reporting ownership as of December 31, 2023. According to such Schedule 13G/A, Capital International Investors has sole dispositive power over these shares and sole voting power over 23,800,914 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 22, 2024.

(6)
Shares shown in the table above include 32 shares held by The Diane M. Bryant Trust u/a/d 11/08/17 and 397 shares that Ms. Bryant has the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards.

(7)	Shares shown in the table above include 397 shares that Ms. Delly has the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards.
(8)
Shares shown in the table above include 397 shares that Mr. Fernandez has the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards. Mr. Fernandez is not standing for re-election, but intends to serve on our Board until the Annual Meeting.

(9)
Shares shown in the table above include 106,600 shares held by a limited liability company, 80,018 shares held by a charitable family foundation, 5,392 shares held by a family partnership and 45 shares that Mr. Hao has the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards.

(10)
Shares shown in the table above include 7,793 shares held by The Hartenstein Family Trust and 397 shares that Mr. Hartenstein has the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards.

(11)	Shares shown in the table above include 397 shares that Mr. Low has the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards.
(12)	Shares shown in the table above include 397 shares that Ms. Page has the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards.
(13)
The shares in the table include (i) 4,008,764 shares held by D95GT LLC, (ii) 1,227,203 shares held by E95GT LLC, (iii) 459,690 shares held by H&S Portfolio II L.P., and (iv) 3,157,399 shares held by H&S Investments I L.P. Dr. Samueli disclaims beneficial ownership of the shares held by H&S Portfolio II, L.P and H&S Investments I, L.P. (collectively, the “H&S Partnerships”) and D95GT LLC and E95GT LLC, except to the extent of his pecuniary interest therein. H&S Ventures LLC is the general partner of the H&S Partnerships and Dr. Samueli has an ownership interest in H&S Ventures LLC.

(14)	Shares shown in the table above include 397 shares that Mr. You has the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards.
(15)
Shares shown in the table above include 6,875 shares that Mr. Brazeal has the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1, 2024.

(16)
Shares shown in the table above include 72,092 shares held by a trust, 553 shares held by Dr. Kawwas’ spouse, 220 aggregate shares held by his children and 7,500 shares that Dr. Kawwas has the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1, 2024.

(17)
Shares shown in the table above include 5,937 shares that Ms. Spears has the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1, 2024.

(18)
Shares shown in the table above include 23,136 shares that directors and executive officers have the right to acquire within 60 days after February 22, 2024 upon the vesting of RSU awards. These shares do not include any shares that may be earned by our executive officers pursuant to their respective PSUs for the performance periods ending March 1, 2024.

65

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS
As provided by the Audit Committee Charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the committee the authority to pre-approve related party transactions, provided such approvals are presented to the Audit Committee at its next scheduled meeting.
In approving or rejecting the proposed related party transaction, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the extent of the related person’s interests, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Code of Ethics also requires that our directors, officers and employees make appropriate disclosure of potential conflicts of interest to and receive approval from (i) the NESG Committee or the Audit Committee, in the case of directors and officers, or (ii) our compliance officer, in the case of employees. Our Board has authority to approve related party transactions in lieu of the Audit Committee.
OTHER RELATIONSHIPS
From time to time in the ordinary course of business, on an arms’ length basis, Broadcom purchases from and/or sells to certain entities where one of our directors or management may have relationships as directors or executive officers.
66

ADDITIONAL MEETING INFORMATION
When:	April 22, 2024	Time:	4:00 p.m. Pacific Time
Where:	3421 Hillview Avenue Palo Alto, California 94304	Record Date:	February 22, 2024
This Proxy Statement is made available in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting, or at any adjournments or postponements thereof. The Internet Notice, this Proxy Statement, the accompanying proxy card and our 2023 Annual Report were first made available to our stockholders on or about February 26, 2024.
ELECTRONIC DELIVERY OF OUR STOCKHOLDER COMMUNICATIONS
We are furnishing the proxy materials, including this Proxy Statement and the 2023 Annual Report, to our stockholders via the Internet instead of mailing printed copies. The Internet Notice provides instructions as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy over the Internet or by telephone. If you would like to receive a paper copy of the proxy materials, you should follow the instructions in the Internet Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.
MEETING ATTENDANCE AND ADMISSION
You are invited to attend the Annual Meeting if you were a registered stockholder or a beneficial owner of Broadcom common stock on the Record Date. All stockholders must bring proof of identification. We may also impose additional requirements and screening measures for the safety of all participants. If you are a registered stockholder, your name will be verified against the list of registered stockholders prior to admittance to the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership on the Record Date. This can be any of the following:
•	the Internet Notice;
•	a proxy card;
•	a voting instruction card;
•	a brokerage statement or letter from a broker, bank or other nominee indicating ownership as of the Record Date; or
•	a legal proxy provided by your broker, bank or other nominee.
QUORUM
Representation at the Annual Meeting of stockholders entitled to vote, in person or by proxy or representative and holding among them at least a majority of all issued and outstanding shares of Broadcom common stock is required to constitute a quorum. Abstentions and “broker non-votes” are counted in determining whether a quorum is present at the Annual Meeting.
VOTING RIGHTS
Only holders of Broadcom common stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of Broadcom common stock has one vote for each matter. As of the Record Date, Broadcom had 463,420,929 shares of common stock issued and outstanding.
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a registered stockholder with respect to those shares.
If your shares are held by a broker, bank or other nominee, you are the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to instruct the broker, bank or other nominee that holds your shares on how to vote them.
67

BOARD RECOMMENDATIONS, REQUIRED VOTE AND EFFECTS OF ABSTENTIONS AND BROKER NON-VOTES
The following chart describes the proposals to be considered at the Annual Meeting, our Board’s recommendations, the vote required for each of the proposals and the manner in which votes will be counted.
If you are a beneficial owner and do not provide specific voting instructions to your broker, bank or other nominee, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes,” on proposals other than the ratification of the appointment of PwC as our independent auditors. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.
Proposal	Voting Options	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
1. To elect each of the nine director nominees named until the next annual meeting of stockholders or until their successors have been elected	For Against Abstain	For each nominee	Affirmative vote of a majority of votes cast	None	None
2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Broadcom for the fiscal year ending November 3, 2024	For Against Abstain	For	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	Broker has discretion to vote
3. To hold an advisory vote to approve the named executive officer compensation	For Against Abstain	For	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	None
VOTING PROCEDURES
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. You may vote over the Internet, by telephone, by mail or in person.
•	Internet: Vote your shares at www.proxyvote.com.
•	Telephone: Call (800) 690-6903.
•	Mail: Complete, sign and date your proxy card and return it in the postage-paid envelope. You cannot vote by marking the Internet Notice and returning it.
•
At the Annual Meeting: The method or timing of your vote will not limit your right to vote in person at the Annual Meeting. However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

Internet and telephone voting are available 24 hours a day and will close at 11:59 p.m. Eastern Time on Sunday, April 21, 2024.
The shares voted by proxy over the Internet, telephonically or proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.
68

VOTING REVOCATION
If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy card bearing a later date;
•	by granting a subsequent proxy over the Internet or by telephone;
•	by giving written notice of revocation to the Secretary of Broadcom prior to or at the Annual Meeting; or
•	by voting in person at the Annual Meeting.
Your attendance at the Annual Meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting. If you are a beneficial owner, you may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your broker, bank or other nominee and submitting the legal proxy along with your ballot.
UNINSTRUCTED VOTES
If you are a registered stockholder and you return your signed proxy card without giving specific voting instructions, your shares will be voted by the proxy holders - Hock E. Tan, Kirsten M. Spears and Mark D. Brazeal or any one of them, with full power of substitution (together, the “Proxy Holders”) - as recommended by our Board (see table above).
If you are a beneficial owner and you do not provide specific voting instructions to your broker, bank or other nominee, your shares will not be voted, resulting in a “broker non-vote” and will have no effect on the Proposals except for Proposal 2 (see table above).
INSPECTOR OF ELECTION
We have appointed a representative of Broadridge Investor Communication Solutions, Inc. (“Broadridge”) as the inspector of elections of the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting and the final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting.
COSTS OF SOLICITATION
Broadcom will bear the cost of soliciting proxies. We have retained D. F. King & Co., Inc., an independent proxy solicitation firm, to assist us in soliciting proxies for an estimated fee of $15,000, plus reimbursement of reasonable expenses. Broadcom and/or our agents, including certain of our officers, directors and employees, may solicit proxies by mail, telephone, e-mail, fax or in person. No additional compensation will be paid to our officers, directors or employees for such services. Broadcom will reimburse banks, brokerage firms and other custodians, nominees, trustees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to and soliciting proxies from beneficial holders of Broadcom common stock.
69

OTHER INFORMATION
HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure called “householding” under which one copy of the Internet Notice and, if applicable, our proxy materials will be delivered to multiple stockholders who share an address, unless contrary instructions from one or more stockholders are received. To receive a separate copy of the Internet Notice and, if applicable, the proxy materials, registered stockholders may contact Broadridge at:
•	By Internet: www.proxyvote.com
•	By telephone: (800) 579-1639
•	By email: sendmaterial@proxyvote.com
In addition, if you are receiving multiple copies and would like to receive only one copy for your household, you should contact Broadridge at the address, telephone number or email address above. If you are a beneficial owner, you should contact your broker, bank or other nominee.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2025 ANNUAL MEETING
Proposals to be Included in the Proxy Materials
You may submit proposals for consideration at future annual stockholder meetings. To be considered for inclusion in the proxy materials for our annual meeting of stockholders to be held in 2025 (“2025 Annual Meeting”), your proposal (other than a proposal for director nomination) must comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act and be received no later than October 29, 2024.
Proposals not to be Included in the Proxy Materials
Proposals for consideration at the 2025 Annual Meeting, but not for inclusion in the proxy materials, must be received no earlier than the close of business on December 24, 2024 and no later than the close of business on January 23, 2025. The proposal must be submitted by a stockholder of record and must set forth the information required by our Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a registered stockholder.
Nominations for Election of Directors Using Proxy Access
A stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years shares of Broadcom common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received no earlier than the close of business on September 29, 2024 and no later than the close of business on October 29, 2024.
Nominations for Election of Directors not Included in the Proxy Materials
Director nominations that a stockholder intends to present at the 2025 Annual Meeting, but does not intend to have included in our proxy materials, must be received no earlier than the close of business on December 24, 2024 and no later than the close of business on January 23, 2025. Notice of director nominations must be submitted by a registered stockholder, must set forth the information required by our Bylaws and comply with additional requirements set forth in Rule 14a-19(b) under the Exchange Act. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a registered stockholder.
70

Delivery Method for Stockholder Proposals and Director Nominations
Notices of stockholder proposals and the intent to nominate directors at the 2025 Annual Meeting, and all supporting materials required by our Bylaws, must be submitted by one of the following means:
•	By Mail: Broadcom Inc., 3421 Hillview Avenue, Palo Alto, California 94304, Attention: Secretary
•	By Email: compliance.officer@broadcom.com
Broadcom reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Qualified director candidates suggested by holders of Broadcom common stock will be evaluated in the same manner as any other candidate for election to our Board (other than those standing for re-election).
OTHER MATTERS
Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other matters are properly presented for a vote, the enclosed proxy confers discretionary authority to the individuals named as Proxy Holders.
Copies of this Proxy Statement and the 2023 Annual Report, as filed with the SEC, are also available on our website at www.broadcom.com or you can request a copy free of charge by calling Investor Relations at (650) 427 - 6000 or emailing investor.relations@broadcom.com.
Upon request, Broadcom will furnish without charge to each person to whom this Proxy Statement is delivered a copy of any exhibit listed in our 2023 Annual Report. You may request a copy, at no cost, by writing, telephoning or emailing us at:
Broadcom Inc.
Attn: Investor Relations
3421 Hillview Avenue
Palo Alto, California 94304
Telephone: (650) 427- 6000
Email: investor.relations@broadcom.com
To ensure timely delivery of any materials requested prior to the date of the Annual Meeting, you should request such materials no later than March 25, 2024.
By Order of the Board,

Hock E. Tan
Director, President and Chief Executive Officer
February 26, 2024
Palo Alto, California
71

APPENDIX A
Reconciliation of Non-GAAP Financial Measures
	Fiscal Year Ended
	October 29, 2023	October 30, 2022	October 31, 2021
	(in millions)
Operating income on GAAP basis	$16,207	$14,225	$8,519
Amortization of acquisition-related intangible assets	3,247	4,359	5,403
Stock-based compensation expense	2,171	1,533	1,704
Restructuring and other charges	248	62	166
Acquisition-related costs	252	115	120
Operating income on non-GAAP basis	$22,125	$20,294	$15,912
Operating income on non-GAAP basis	$22,125	$20,294
Provisions or accruals for anticipated payouts under APB Plan	588	893
Adjusted operating income on non-GAAP basis	$22,713	$21,187
Net cash provided by operating activities	$18,085	$16,736	$13,764
Purchases of property, plant and equipment	(452)	(424)	(443)
Free cash flow	$17,633	$16,312	$13,321
Use of Non-GAAP Financial Measures
Non-GAAP results exclude amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related costs, including integration costs, non-GAAP tax reconciling adjustments and other adjustments. We believe this non-GAAP financial information provides additional insight into our ongoing performance. Therefore, we provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons.
Management does not believe that these items are reflective of our underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. The exclusion of these and other similar items from our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The forgoing reconciliation includes a reconciliation of free cash flow to the most comparable GAAP cash flow measure, “Net cash provided by operating activities.” Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Our free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.
A-1

BROADCOM

BROADCOM INC.
3421 HILLVIEW AVENUE
PALO ALTO, CA 94304

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Attend a Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33401-P01821 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BROADCOM INC.

The Board of Directors recommends you vote FOR all the nominees listed.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Diane M. Bryant	☐	☐	☐
1b. Gayla J. Delly	☐	☐	☐
1c. Kenneth Y. Hao	☐	☐	☐
1d. Eddy W. Hartenstein	☐	☐	☐
1e. Check Kian Low	☐	☐	☐
1f. Justine F. Page	☐	☐	☐
1g. Henry Samueli	☐	☐	☐
1h. Hock E. Tan	☐	☐	☐
1i. Harry L. You	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Broadcom for the fiscal year ending November 3, 2024.	☐	☐	☐
3. Advisory vote to approve the named executive officer compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V33402-P01821

BROADCOM

BROADCOM INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a stockholder of Broadcom Inc. ("Broadcom"), hereby appoints Hock E. Tan, Kirsten M. Spears and Mark D. Brazeal, or each of them acting alone, each with full powers of substitution, as proxies (the "Proxies") of the undersigned and hereby authorizes the Proxies to represent and to vote, as designated on the reverse side, all of the shares of common stock of Broadcom owned by the undersigned entitled to vote at the 2024 Annual Meeting of Stockholders of Broadcom to be held at 4:00 p.m. Pacific Time on April 22, 2024, at 3421 Hillview Avenue, Palo Alto, California 94304, and at any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED: "FOR" EACH OF THE BOARD NOMINEES (PROPOSAL 1) AND "FOR" PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY BE PUT BEFORE THE 2024 ANNUAL MEETING OF STOCKHOLDERS AND ANY CONTINUATION(S) AND ADJOURNMENT(S) THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Continued and to be signed on reverse side